NATIONSBANK CORPORATION,
                                 as Issuer

                                    and

                           THE BANK OF NEW YORK,
                                as Trustee



                                 INDENTURE


                        Dated as of January 1, 1995

                       Subordinated Debt Securities

                          CROSS-REFERENCE SHEET*
                                 between
Provisions of Sections 310 through 319 (a) of the Trust Indenture
Act of 1939 and the within Indenture between NationsBank
Corporation and The Bank of New York, Trustee:

                                                  SECTION OF
SECTION OF ACT                                    INDENTURE

310(a)(l) and (2). . . . . . . . . . . . . . .   7.09
310(a)(3) and (4). . . . . . . . . . . . . . .   Not applicable
310(a)(5). . . . . . . . . . . . . . . . . . .   7.09
310(b) . . . . . . . . . . . . . . . . . . . .   7.08 and 7.10
310(c) . . . . . . . . . . . . . . . . . . . .   Not applicable
311(a) and (b) . . . . . . . . . . . . . . . .   7.13
311(c) . . . . . . . . . . . . . . . . . . . .   Not applicable
312(a) . . . . . . . . . . . . . . . . . . . .   5.01 and
                                                 5.02(a)
312(b) and (c) . . . . . . . . . . . . . . . .   5.02(b) and (c)
313(a) . . . . . . . . . . . . . . . . . . . .   5.04(a)
313(b)(1). . . . . . . . . . . . . . . . . . .   Not applicable
313(b)(2). . . . . . . . . . . . . . . . . . .   5.04(b)
313(c) . . . . . . . . . . . . . . . . . . . .   5.04(c)
313(d) . . . . . . . . . . . . . . . . . . . .   5.04(d)
314(a) . . . . . . . . . . . . . . . . . . . .   4.04 and 5.03
314(b) . . . . . . . . . . . . . . . . . . . .   Not applicable
314(c)(1) and (2). . . . . . . . . . . . . . .   14.04
314(c)(3). . . . . . . . . . . . . . . . . . .   Not applicable
314(d) . . . . . . . . . . . . . . . . . . . .   Not applicable
314(e) . . . . . . . . . . . . . . . . . . . .   15.05
314(f) . . . . . . . . . . . . . . . . . . . .   Not applicable
315(a), (c) and (d). . . . . . . . . . . . . .   7.01
315(b) . . . . . . . . . . . . . . . . . . . .   7.14 and
                                                 5.04(a)(vii)
315(e) . . . . . . . . . . . . . . . . . . . .   6.14
316(a) . . . . . . . . . . . . . . . . . . . .   8.04
316(a)(1). . . . . . . . . . . . . . . . . . .   6.12 and 6.13
316(a)(2). . . . . . . . . . . . . . . . . . .   Omitted
316(b) . . . . . . . . . . . . . . . . . . . .   6.08
316(c) . . . . . . . . . . . . . . . . . . . .   8.06
317(a) . . . . . . . . . . . . . . . . . . . .   6.03 and 6.04
317(b) . . . . . . . . . . . . . . . . . . . .   4.03(a)
318(a) . . . . . . . . . . . . . . . . . . . .   15.07



____________________

*This Cross-Reference Sheet is not part of the Indenture.

                             TABLE OF CONTENTS*


                                ARTICLE ONE

                                DEFINITIONS

    SECTION 1.01.  Definitions.. . . . . . . . . . . . . . . . . . . . .  1

                                ARTICLE TWO

         ISSUE, EXECUTION, REGISTRATION AND EXCHANGE OF SECURITIES

    SECTION 2.01.  Amount Unlimited, Issuable in Series. . . . . . . . .  9
    SECTION 2.02.  Form of Trustee's Certificate of
                   Authentication. . . . . . . . . . . . . . . . . . . .  9
    SECTION 2.03.  Form of Securities Generally;
                   Establishment of Series.. . . . . . . . . . . . . . . 10
    SECTION 2.04.  Securities in Global Form.. . . . . . . . . . . . . . 14
    SECTION 2.05.  Denominations; Record Date; Payment of
                   Interest. . . . . . . . . . . . . . . . . . . . . . . 15
    SECTION 2.06.  Execution, Authentication, Delivery and
                   Dating of Securities. . . . . . . . . . . . . . . . . 16
    SECTION 2.07.  Exchange and Registration of Transfer of
                   Securities. . . . . . . . . . . . . . . . . . . . . . 19
    SECTION 2.08.  Temporary Securities. . . . . . . . . . . . . . . . . 23
    SECTION 2.09.  Mutilated, Destroyed, Lost or Stolen
                   Securities and Coupons. . . . . . . . . . . . . . . . 26

    SECTION 2.10.  Cancellation. . . . . . . . . . . . . . . . . . . . . 27
    SECTION 2.11.  Book-Entry Only System. . . . . . . . . . . . . . . . 28

                               ARTICLE THREE

                         REDEMPTION OF SECURITIES

    SECTION 3.01.  Redemption of Securities; Applicability
                   of Section. . . . . . . . . . . . . . . . . . . . . . 29
    SECTION 3.02.  Notice of Redemption; Selection of
                   Securities. . . . . . . . . . . . . . . . . . . . . . 29
    SECTION 3.03.  Payment of Securities Called for
                   Redemption. . . . . . . . . . . . . . . . . . . . . . 30
    SECTION 3.04.  Redemption Suspended During Event of
                   Default.. . . . . . . . . . . . . . . . . . . . . . . 32

_____________________
*The Table of Contents is not part of the Indenture.

                               ARTICLE FOUR

                    PARTICULAR COVENANTS OF THE COMPANY

    SECTION 4.01.  Payment of Principal, Premium and
                   Interest. . . . . . . . . . . . . . . . . . . . . . . 32
    SECTION 4.02.  Offices For Notices and Payments, etc.. . . . . . . . 32
    SECTION 4.03.  Provisions as to Paying Agent.. . . . . . . . . . . . 34
    SECTION 4.04.  Statement as to Compliance. . . . . . . . . . . . . . 36
    SECTION 4.05.  Corporate Existence.. . . . . . . . . . . . . . . . . 36
    SECTION 4.06.  Waiver of Covenants.. . . . . . . . . . . . . . . . . 36
    SECTION 4.07.  Notice of Default.. . . . . . . . . . . . . . . . . . 37
    SECTION 4.08.  Determination of Additional Amounts.. . . . . . . . . 37

                               ARTICLE FIVE

      SECURITYHOLDER LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

    SECTION 5.01.  Securityholder Lists. . . . . . . . . . . . . . . . . 38
    SECTION 5.02.  Preservation and Disclosure of Lists. . . . . . . . . 38
    SECTION 5.03.  Reports by the Company. . . . . . . . . . . . . . . . 40
    SECTION 5.04.  Reports by the Trustee. . . . . . . . . . . . . . . . 40

                                ARTICLE SIX

                                 REMEDIES

    SECTION 6.01.  Events of Default.. . . . . . . . . . . . . . . . . . 42
    SECTION 6.02.  Acceleration of Maturity, Rescission and
                   Annulment.. . . . . . . . . . . . . . . . . . . . . . 43
    SECTION 6.03.  Collection of Indebtedness and Suits for
                   Enforcement by Trustee. . . . . . . . . . . . . . . . 44
    SECTION 6.04.  Trustee May File Proofs of Claim. . . . . . . . . . . 45
    SECTION 6.05.  Trustee May Enforce Claims Without
                   Possession of Securities or Coupons.. . . . . . . . . 46
    SECTION 6.06.  Application of Money Collected. . . . . . . . . . . . 47
    SECTION 6.07.  Limitation on Suits.. . . . . . . . . . . . . . . . . 47
    SECTION 6.08.  Unconditional Right of Securityholders
                   to Receive Principal, Premium and
                   Interest. . . . . . . . . . . . . . . . . . . . . . . 48
    SECTION 6.09.  Restoration of Rights and Remedies. . . . . . . . . . 48
    SECTION 6.10.  Rights and Remedies Cumulative. . . . . . . . . . . . 48
    SECTION 6.11.  Delay or Omission Not Waiver. . . . . . . . . . . . . 49
    SECTION 6.12.  Control by Securityholders. . . . . . . . . . . . . . 49
    SECTION 6.13.  Waiver of Past Defaults.. . . . . . . . . . . . . . . 50
    SECTION 6.14.  Undertaking for Costs.. . . . . . . . . . . . . . . . 50
    SECTION 6.15.  Waiver of Stay or Extension Laws. . . . . . . . . . . 51

                               ARTICLE SEVEN

                          CONCERNING THE TRUSTEE

    SECTION 7.01.  Duties and Responsibilities of Trustee. . . . . . . . 51

    SECTION 7.02.  Reliance on Documents, Opinions, etc. . . . . . . . . 52
    SECTION 7.03.  No Responsibility for Recitals, etc.. . . . . . . . . 53
    SECTION 7.04.  Ownership of Securities.. . . . . . . . . . . . . . . 53
    SECTION 7.05.  Moneys to be Held in Trust. . . . . . . . . . . . . . 54
    SECTION 7.06.  Compensation and Expenses of Trustee. . . . . . . . . 54
    SECTION 7.07.  Officers' Certificate as Evidence.. . . . . . . . . . 55
    SECTION 7.08.  Disqualification; Conflicting Interest
                   of Trustee. . . . . . . . . . . . . . . . . . . . . . 55
    SECTION 7.09.  Eligibility of Trustee. . . . . . . . . . . . . . . . 63
    SECTION 7.10.  Resignation or Removal of Trustee.. . . . . . . . . . 63
    SECTION 7.11.  Acceptance by Successor Trustee.. . . . . . . . . . . 64
    SECTION 7.12.  Successor by Merger, etc. . . . . . . . . . . . . . . 65
    SECTION 7.13.  Limitations on Rights of Trustee as
                   Creditor. . . . . . . . . . . . . . . . . . . . . . . 66
    SECTION 7.14.  Notice of Default.. . . . . . . . . . . . . . . . . . 70
    SECTION 7.15.  Appointment of Authenticating Agent.. . . . . . . . . 71

                               ARTICLE EIGHT

                      CONCERNING THE SECURITYHOLDERS

    SECTION 8.01.  Action by Securityholders.. . . . . . . . . . . . . . 73
    SECTION 8.02.  Proof of Execution by Securityholders.. . . . . . . . 73
    SECTION 8.03.  Who Are Deemed Absolute Owners. . . . . . . . . . . . 74
    SECTION 8.04.  Company-Owned Securities Disregarded. . . . . . . . . 75
    SECTION 8.05.  Revocation Of Consents; Future
                   Securityholders Bound.. . . . . . . . . . . . . . . . 75
    SECTION 8.06.  Record Date.. . . . . . . . . . . . . . . . . . . . . 76

                               ARTICLE NINE

                         SECURITYHOLDERS' MEETINGS

    SECTION 9.01.  Purposes of Meeting.. . . . . . . . . . . . . . . . . 76
    SECTION 9.02.  Call of Meeting by Trustee. . . . . . . . . . . . . . 77
    SECTION 9.03.  Call of Meetings by Company or
                   Securityholders.. . . . . . . . . . . . . . . . . . . 77
    SECTION 9.04.  Qualifications for Voting.. . . . . . . . . . . . . . 77
    SECTION 9.05.  Regulations.. . . . . . . . . . . . . . . . . . . . . 77
    SECTION 9.06.  Voting. . . . . . . . . . . . . . . . . . . . . . . . 78

                                ARTICLE TEN

                          SUPPLEMENTAL INDENTURES

    SECTION 10.01. Supplemental Indentures without Consent
                   of Holders. . . . . . . . . . . . . . . . . . . . . . 79
    SECTION 10.02. Supplemental Indentures with Consent of
                   Holders.. . . . . . . . . . . . . . . . . . . . . . . 81
    SECTION 10.03. Compliance with Trust Indenture Act;
                   Effect of Supplemental Indentures.. . . . . . . . . . 82
    SECTION 10.04. Notation on Securities. . . . . . . . . . . . . . . . 82

                              ARTICLE ELEVEN

                 CONSOLIDATION, MERGER, SALE OR CONVEYANCE

    SECTION 11.01. Company May Consolidate, etc., on
                   Certain Terms.. . . . . . . . . . . . . . . . . . . . 82
    SECTION 11.02. Successor Corporation Substituted.. . . . . . . . . . 83
    SECTION 11.03. Opinion of Counsel to be Given Trustee. . . . . . . . 83

                              ARTICLE TWELVE

         SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

    SECTION 12.01. Discharge of Indenture; Certificate of
                   Satisfaction. . . . . . . . . . . . . . . . . . . . . 84
    SECTION 12.02. Deposited Moneys to be Held in Trust by
                   Trustee.. . . . . . . . . . . . . . . . . . . . . . . 85
    SECTION 12.03. Paying Agent to Repay Moneys Held.. . . . . . . . . . 85
    SECTION 12.04. Return of Unclaimed Moneys. . . . . . . . . . . . . . 85

                             ARTICLE THIRTEEN

      IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

    SECTION 13.01. Indenture and Securities Solely
                   Corporate Obligations.. . . . . . . . . . . . . . . . 86

                             ARTICLE FOURTEEN

                    DEFEASANCE AND COVENANT DEFEASANCE

    SECTION 14.01. Applicability of Article. . . . . . . . . . . . . . . 86
    SECTION 14.02. Defeasance and Discharge. . . . . . . . . . . . . . . 86
    SECTION 14.03. Covenant Defeasance.. . . . . . . . . . . . . . . . . 87
    SECTION 14.04. Conditions to Defeasance or Covenant
                   Defeasance. . . . . . . . . . . . . . . . . . . . . . 87
    SECTION 14.05. Deposited Money and U.S. Government
                   Obligations to be Held in Trust; Other
                   Miscellaneous Provisions. . . . . . . . . . . . . . . 89

                              ARTICLE FIFTEEN

                         MISCELLANEOUS PROVISIONS

    SECTION 15.01. Benefits of Indenture Restricted to
                   Parties and Securityholders.. . . . . . . . . . . . . 90
    SECTION 15.02. Provisions Binding on Company's
                   Successors. . . . . . . . . . . . . . . . . . . . . . 91
    SECTION 15.03. Notices, etc., to Company and Trustee.. . . . . . . . 91
    SECTION 15.04. Notice to Holders of Securities; Waiver . . . . . . . 91
    SECTION 15.05. Evidence of Compliance with Conditions
                   Precedent.. . . . . . . . . . . . . . . . . . . . . . 92
    SECTION 15.06. Legal Holidays. . . . . . . . . . . . . . . . . . . . 93

    SECTION 15.07. Trust Indenture Act to Control. . . . . . . . . . . . 93
    SECTION 15.08. Execution in Counterparts.. . . . . . . . . . . . . . 93
    SECTION 15.09. Governing Law.  . . . . . . . . . . . . . . . . . . . 93
    SECTION 15.10. Separability Clause.. . . . . . . . . . . . . . . . . 93

                              ARTICLE SIXTEEN

                        SUBORDINATION OF SECURITIES

    SECTION 16.01. Securities Subordinate to Senior
                   Indebtedness. . . . . . . . . . . . . . . . . . . . . 94
    SECTION 16.02. Payment Over of Proceeds Upon
                   Dissolution, etc. . . . . . . . . . . . . . . . . . . 94
    SECTION 16.03. Trustee to Effectuate Subordination.. . . . . . . . . 97
    SECTION 16.04. Trustee Not Charged with Knowledge of
                   Prohibition.. . . . . . . . . . . . . . . . . . . . . 97
    SECTION 16.05. Rights of Trustee as Holder of Senior
                   Indebtedness. . . . . . . . . . . . . . . . . . . . . 98
    SECTION 16.06. Trustee Not Fiduciary for Holders of
                   Senior Indebtedness.. . . . . . . . . . . . . . . . . 98
    SECTION 16.07. Article Applicable to Paying Agents.. . . . . . . . . 98

    THIS INDENTURE, dated as of January 1, 1995 between
NationsBank Corporation, a corporation duly organized and existing under the laws of the State of North Carolina
(hereinafter sometimes called the "Company"), and THE BANK OF NEW
YORK, a New York banking corporation (hereinafter sometimes called the "Trustee," which term shall include any successor trustee appointed pursuant to Article Seven).

                                WITNESSETH:

    WHEREAS, the Company deems it necessary to issue from time to time for its lawful purposes securities (hereinafter called the "Securities") evidencing its unsecured indebtedness and has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Securities in one or more series, unlimited as to principal amount, to bear such rates of interest, to mature at such time or times and to have such other provisions as shall be fixed as hereinafter provided; and

    WHEREAS, the Company represents that all acts and things necessary to constitute these presents a valid indenture and agreement according to its terms have been done and performed, and the execution of this Indenture has in all respects been duly authorized, and the Company, in the exercise of legal right and power in it vested, is executing this Indenture;

    NOW, THEREFORE:

    In order to declare the terms and conditions upon which the Securities are authenticated, issued and received, and in consideration of the premises, of the purchase and acceptance of the Securities by the holders thereof and of the sum of one dollar to it duly paid by the Trustee at the execution of these presents, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective holders from time to time of the Securities, as follows:

                                ARTICLE ONE

                                DEFINITIONS

    SECTION 1.01.  Definitions.

    The terms defined in this Section (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture that are defined in the Trust Indenture Act of 1939 or that are by reference therein defined in the Securities Act shall have the meanings (except as herein otherwise expressly provided or unless the context otherwise requires) assigned to such terms in said
Trust Indenture Act of 1939 and in said Securities Act as in force at the date of this Indenture as originally executed. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" means such accounting principles as are generally accepted at the time of any computation.
The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

    Additional Amounts:

    The term "Additional Amounts" shall mean any additional amounts to be paid by the Company in respect of Securities of a series, as may be specified pursuant to Section 2.03(b) hereof and in such Security and under the circumstances specified therein, in respect of certain specified taxes, assessments or other governmental charges imposed on certain holders who are United States Aliens, which may be owing to such holders as set forth in Section 4.08 hereof.

    Authorized Newspaper:

    The term "Authorized Newspaper" shall mean a newspaper (which, in the case of the United Kingdom, will, if practicable, be the Financial Times (London Edition) and, in the case of Luxembourg, will, if practicable, be the Luxemburger Wort) of general circulation in the place of publication, published in an official language of the country of publication and customarily published at least once a day for at least five days in each calendar week. Whenever successive weekly publications in an Authorized Newspaper are authorized or required hereunder, they may be made (unless otherwise provided herein) on the same or different days of the week and in the same or different Authorized Newspapers. If it shall be impractical in the opinion of the Trustee to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof which is made or given with the approval of the Trustee shall constitute a sufficient publication of such notice.

    Bearer Security:

    The term "Bearer Security" shall mean any Security established pursuant to Section 2.01 and Section 2.03(b) hereof which is payable to bearer (including without limitation any Security in temporary or permanent global bearer form) and title to which passes by delivery only, but does not include any coupons.

    Board of Directors:

    The term "Board of Directors" or "Board" shall mean the Board of Directors of the Company or any duly authorized committee of such Board.

    Board Resolution:

    The term "Board Resolution" shall mean a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors or by a committee acting under authority of or appointment by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

    Business Day:

    The term "business day" shall mean, unless otherwise specified pursuant to Section 2.03(b), with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, a day that in the city (or in any one of the cities, if more than one) in which amounts are payable, as specified in the form of such Security, is not a day on which banking institutions are authorized or required by law or regulation to close.

    Capital Stock:

    The term "Capital Stock" shall mean, as to shares of a particular corporation, outstanding shares of stock of any class, whether now or hereafter authorized, irrespective of whether such class shall be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of such corporation.

    CEDEL, S.A.:

    The term "CEDEL, S.A." shall mean Centrale de Livraison de
Valeurs Mobilieres, S.A., or any successor thereof.

    Commission:

    The term "Commission" shall mean the Securities and Exchange
Commission.

    Common Depositary:

    The term "Common Depositary" shall have the meaning set forth in Section 2.08 hereof.

    Company:

    The term "Company" shall mean NationsBank Corporation until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

    Company Request, Company Order and Company Consent:

    The terms "Company Request," "Company Order" and "Company Consent" shall mean, respectively, a written request, order or consent signed in the name of the Company by the Chairman of the Board, President, Chief Financial Officer, any Vice President, the General Counsel or any Associate General Counsel (or any attorney holding a position equivalent thereto) of the Company and by the Treasurer, any Assistant Treasurer, Secretary or any Assistant Secretary of the Company, and delivered to the Trustee.

    Coupon:

    The term "coupon" shall mean any interest coupon appertaining to a Bearer Security.

    Default:

    The term "Default" or "default" shall have the meaning specified in Article Six.

    Dollar or $:

    The term "Dollar" or "$" shall mean a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

    Euroclear:

    The term "Euroclear" shall mean Morgan Guaranty Trust
Company of New York, Brussels office, or any successor thereof, as the operator of the Euroclear System.

    Euro Security:

    The term "Euro Security" shall mean any Bearer Security, any Security initially represented by a Security in temporary global form exchangeable for Bearer Securities and any Security in permanent global form exchangeable for Bearer Securities.

    Event of Default:

    The term "Event of Default" shall have the meaning specified in Article Six.

    Exchange Act:

    The term "Exchange Act" shall mean the Securities Exchange
Act of 1934, as amended.

    Exchange Date:

    The term "Exchange Date" shall have the meaning set forth in
Section 2.08 hereof.

    Holder:

    The terms "holder," "holder of securities," "securityholder" or other similar term shall mean (a) in the case of any Registered Security, the person in whose name such Security is registered in the Security Register kept by the Company for that purpose, in accordance with the terms hereof, and (b) in the case of any Bearer Security, the bearer thereof, and as used with respect to any coupon appertaining to any Bearer Security, the term "holder" shall mean the bearer thereof.

    Indenture:

    The term "Indenture" shall mean this instrument as originally executed and delivered or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the forms and terms of particular series of Securities established as contemplated hereunder.

    Officers' Certificate:

    The term "Officers' Certificate" shall mean a certificate signed by the Chairman of the Board, President, Chief Financial Officer, any Vice President, the General Counsel or any Associate General Counsel (or any attorney holding a position equivalent thereto) of the Company and by the Treasurer, any Assistant Treasurer, Secretary or any Assistant Secretary of the Company, and delivered to the Trustee.

    Opinion of Counsel:

    The term "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or who may be other counsel satisfactory to the Trustee.

    Original Issue Discount Securities:

    The term "Original Issue Discount Securities" shall mean any Securities which are initially sold at a discount from the principal amount thereof and which provide upon an Event of Default for declaration of an amount less than the principal amount thereof to be due and payable upon acceleration thereof.

    Outstanding:

    The term "Outstanding," when used with reference to Securities, shall, subject to the provisions of Section 7.08,
Section 8.01 and Section 8.04, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:

    (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

    (b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated and held in trust by the Company (if the Company shall act as its own paying agent) for the holders of such Securities and any coupons appertaining thereto; provided, however, that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Article Three, or provision satisfactory to the Trustee shall have been made for giving such notice;

    (c)  Securities that have been defeased pursuant to Section
    14.02 hereof; and

    (d) Securities that have been paid pursuant to this Indenture, or Securities in exchange for, in lieu of and in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.07, unless proof satisfactory to the Trustee is presented that any such Securities are held by bona fide holders in due course.

    Periodic Offering:

    The term "Periodic Offering" shall mean an offering of Securities of a series, from time to time, the specific terms of which (including, without limitation, the rate or rates of interest or formula for determining the rate or rates of interest thereon, if any, the maturity dates or dates thereof and the redemption provisions, if any, with respect thereto) are to be determined by the Company upon the issuance of such Securities.

    Person:

    The term "person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

    Place of Payment:

    The term "Place of Payment," when used with respect to the Securities of any series, means the place or places where, subject to the provisions of Section 4.02, the principal of (and premium, if any, on) and any interest on the Securities of that series are payable as specified pursuant to Section 2.03(b).

    Possessions:

    The term "possessions," when used with respect to the United
States, shall include Puerto Rico, the U.S. Virgin Islands, Guam,
American Samoa, Wake Island and Northern Mariana Islands.

    Record Date:

    The term "record date" as used with respect to any interest payment date shall have the meaning specified in Section 2.05.

    Registered Security:

    The term "Registered Security" shall mean any Security established pursuant to Section 2.01 and Section 2.03(b) which is registered on the Security Register of the Company.

    Responsible Officer:

    "Responsible Officer," when used with respect to the Trustee, shall mean any officer within the principal corporate trust office of the Trustee (or any successor group of the Trustee), including any Vice President, Assistant Vice President, Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also shall mean, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

    Securities:

    The term "Securities" shall have the meaning set forth in the preamble of this Indenture.

    Securities Act:

    The term "Securities Act" shall mean the Securities Act of 1933, as amended.

    Security Register and Security Registrar:

    The terms "Security Register" and "Security Registrar" shall have the respective meanings set forth in Section 2.07(a) hereof.

    Senior Indebtedness:

    The term "Senior Indebtedness" shall mean any indebtedness for money borrowed outstanding on the date of execution of this Indenture as originally executed, or thereafter created, incurred or assumed, for the payment of which the Company is at the time of determination responsible or liable as obligor, guarantor or otherwise, and all deferrals, renewals, extensions and refundings of any such indebtedness or obligations, other than the Securities or any other indebtedness as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness is subordinate in right of payment to any other indebtedness of the Company, it being understood that the description of Senior Indebtedness set forth herein shall be deemed to include all indebtedness of the Company for borrowed and purchased money of the Company, all obligations of the Company arising from off-balance sheet guarantees by the Company and direct credit substitutes and obligations of the Company associated with derivative products such as interest and foreign exchange rate contracts and commodity contracts.

    Trust Indenture Act of 1939:

    Except as otherwise provided in Section 7.08(c) and Article
Ten, the term "Trust Indenture Act of 1939" shall mean the Trust
Indenture Act of 1939, as amended, as in force at the date of this Indenture as originally executed.

    Trustee:

    The term "Trustee" shall mean the person identified as "Trustee" in the first paragraph hereof until the acceptance of appointment of a successor trustee pursuant to the provisions of Article Seven, and thereafter shall mean such successor trustee.

    United States Alien:

    The term "United States Alien" shall mean any person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership to the extent that one or more of its members is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

    U.S. Depositary:

    The term "U.S. Depositary" shall mean, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more permanent global Securities, the person designated as U.S. Depositary by the Company pursuant to Section

2.03(b), which must be a clearing agency registered under the Exchange Act, until a successor U.S. Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "U.S. Depositary" shall mean or include each person who is then a U.S. Depositary hereunder, and if at any time there is more than one such person, "U.S. Depositary" as used with respect to the Securities of any series shall mean the U.S. Depositary with respect to the Securities of such series.

    Vice President:

    The term "Vice President" when used with respect to the Company or the Trustee shall mean any vice president, whether or not designated by a number or word or words added before or after the title "vice president," including any Executive or Senior Vice President.

                                ARTICLE TWO

         ISSUE, EXECUTION, REGISTRATION AND EXCHANGE OF SECURITIES

    SECTION 2.01.  Amount Unlimited, Issuable in Series.

    Upon the execution of this Indenture, or from time to time thereafter, Securities containing the terms and conditions and in the amounts from time to time authorized by or pursuant to a Board Resolution or in an indenture supplemental hereto, as set forth in Section 2.03, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery said Securities to or upon Company Order, without any further action by the Company but subject to the provisions of Section 2.03.
The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith by a committee of Responsible Officers shall determine that such action would expose the Trustee to personal liability to existing holders of Securities.

    The Securities may be issued in one or more series. The aggregate principal amount of Securities that may be authenticated and delivered and outstanding under this Indenture is not limited. The Securities of a particular series may be issued up to the aggregate principal amount of Securities for such series from time to time authorized by or pursuant to a Board Resolution or in an indenture supplemental hereto, as set forth in Section 2.03.

    SECTION 2.02.  Form of Trustee's Certificate of
Authentication.

    The Trustee's certificate of authentication shall be in substantially the following form:

    [Form of Trustee's Certificate of Authentication]

    This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:............................................

                                  THE BANK OF NEW YORK,
                                  as Trustee,



                                             By ___________________________
                                        Authorized Signatory

    SECTION 2.03. Form of Securities Generally; Establishment of Series.

    (a) The Registered Securities, if any, of each series, the Bearer Securities, if any, of each series and related coupons, if any, the temporary global Securities of each series, if any, and the permanent global Securities of each series, if any, shall be in the forms established from time to time in or pursuant to one or more Board Resolutions (and, to the extent established pursuant to rather than set forth in one or more Board Resolutions, in an Officers' Certificate (to which shall be attached true and correct copies of the relevant Board Resolution(s)) detailing such establishment) or established in an indenture supplemental hereto.

         The Securities may be issued in typewritten, printed or engraved form with such letters, numbers or other marks of identification or designation (including "CUSIP" numbers, if then generally in use) and such legends or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Securities may be listed, or to conform to usage. Unless otherwise specified as contemplated hereinafter, Securities in bearer form shall have interest coupons attached.

    (b) At or prior to the initial issuance of Securities of any series, the particular terms of Securities of such series shall be established in or pursuant to one or more Board Resolutions (and to the extent established pursuant to rather than set forth in one or more Board Resolutions, in an Officers' Certificate (to which shall be attached true and correct copies of the relevant Board Resolutions(s)) detailing such establishment) or established in an indenture supplemental hereto, including the following:

         (1) the designation of the particular series (which shall distinguish such series from all other series);

         (2) the aggregate principal amount of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to this Indenture and except for any Securities which, pursuant to Section 2.06, are deemed never to have been authenticated and delivered hereunder);

         (3) whether Securities of the series are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both, whether any Securities of the series are to be issuable initially in temporary global form with or without coupons and, if so, the name of the Common Depositary with respect to any such temporary global Security, and whether any Securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 2.06 and the name of the Common Depositary or the U.S. Depositary with respect to any such permanent global Security;

         (4) the date as of which any Bearer Securities of such series and any temporary Security in global form representing Outstanding Securities of such series shall be dated, if other than the date of original issuance of the first Security of the series to be issued;

         (5) the person to whom any interest on any Registered Security of the series shall be payable, if other than the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest, the manner in which, or the person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, the extent to which, or the manner in which, any interest payable on a temporary global Security on an interest payment date will be paid if other than in the manner provided in Section 2.08 and the extent to which, or the manner in which, any interest payable on a permanent global Security on an interest payment date will be paid;

         (6) the date or dates on which the principal of the Securities of such series is payable;

         (7) the rate or rates, and if applicable the method used to determine the rate, at which the Securities of such series shall bear interest, if any, the date or dates from which such interest shall accrue, the date or dates on which such interest shall be payable and the record date or dates for the interest payable on any Registered Securities on any interest payment date;

         (8) the place or places at which, subject to the provisions of Sections 4.02 and 15.06, the principal of (and premium, if any, on) and any interest on Securities of such series shall be payable, any Registered Securities of the series may be surrendered for registration of transfer, Securities of the series may be surrendered for exchange and notices and demands to or upon the Company in respect of the Securities of the series and this Indenture may be served;

         (9) the obligation, if any, of the Company to redeem or purchase Securities of such series, at the option of the Company or at the option of a holder thereof, pursuant to any sinking fund or other redemption provisions and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be so redeemed or purchased, in whole or in part;

         (10) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Registered Securities of such series shall be issuable, and the denomination or denominations in which any Bearer Securities of the series shall be issuable, if other than the denomination of $5,000;

         (11) if other than the principal amount thereof, the portion of the principal amount of Securities of such series which shall be payable upon declaration of acceleration of the maturity thereof;

         (12) the currency, currencies or currency units in which payment of the principal of (and premium, if any, on) and any interest on any Securities of the series shall be payable if other than the currency of the United States of America and the manner of determining the equivalent thereof in the currency of the United States of America for purposes of the definition of "Outstanding" in Section 1.01;

         (13) if the principal of (and premium, if any, on) or any interest on the Securities of the series are to be payable, at the election of the Company or a holder thereof, in one or more currencies or currency units, other than that or those in which the Securities are stated to be payable, the currency or currencies in which payment of the principal of (and premium, if any, on) and any interest on Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

         (14) if the amount of payments of principal of (and premium, if any, on) or any interest on the Securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

         (15) whether the Securities will be issued in book-entry only form;

         (16) any interest rate calculation agents, exchange rate calculation agents or other agents with respect to Securities of such series;

         (17) if either or both of Sections 14.02 and 14.03 do not apply to the Securities of the series;

         (18) whether and under what circumstances the Company will pay Additional Amounts in respect of any series of Securities and whether the Company has the option to redeem such Securities rather than pay such Additional Amounts;

         (19) any provisions relating to the extension of maturity of, or the renewal of, Securities of such series, or the conversion of Securities of such series into other securities of the Company; and

         (20) any other terms of the Securities of such series
         (which terms shall not be inconsistent with the provisions of this Indenture).

         All Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution or Officers' Certificate referred to above or as set forth in an indenture supplemental hereto, and, unless otherwise provided, the authorized principal amount of any series may be increased to provide for issuances of additional Securities of such series. If so provided by or pursuant to the Board Resolution or Officers' Certificate or supplemental indenture referred to above, the terms of such Securities to be issued from time to time may be determined as set forth in such Board Resolution, Officers' Certificate or supplemental indenture, as the case may be.

    All Securities of any one series shall be substantially identical except as to denomination, interest rate, maturity and other similar terms and except as may otherwise be provided by or pursuant to such Board Resolution, Officers' Certificate or supplemental indenture.

    SECTION 2.04.  Securities in Global Form.

    If Securities of a series are issuable in global form, as specified pursuant to Section 2.03(b), then, notwithstanding clause (10) of Section 2.03(b) and the provisions of Section 2.05, any such Security in global form shall represent such of the Securities of such series Outstanding as shall be specified therein, and any such Security in global form may provide that it shall represent the aggregate amount of Securities Outstanding from time to time endorsed thereon and that the aggregate amount of Securities Outstanding represented thereby may from time to time be reduced to reflect any exchanges of beneficial interests in such Security in global form for Securities of such series as contemplated herein. Any endorsement of a Security in global form to reflect the amount, or any decrease in the amount, of Securities Outstanding represented thereby shall be made by the Trustee or the Security Registrar in such manner and upon instructions given by such person or persons as shall be specified in such Security in global form or in the Company Order to be delivered to the Trustee pursuant to Section 2.06 or
Section 2.08. Subject to the provisions of Section 2.06 and, if applicable, Section 2.08, the Trustee or the Security Registrar shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the person or persons specified in such Security in global form or in the applicable Company Order. If a Company Order pursuant to Section
2.06 or 2.08 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not be represented by a Company Order and need not be accompanied by an Opinion of Counsel.

    The provisions of the last sentence of Section 2.06 shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee or the Security Registrar the Security in global form together with written instructions (which need not be represented by a Company Order and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 2.06.

    Notwithstanding the provisions of Section 2.05, unless otherwise specified as contemplated by Section 2.03(b), payment of principal of and any premium and interest on any Security in permanent global form shall be made to the persons or persons specified therein.

    SECTION 2.05.  Denominations; Record Date; Payment of
Interest.

    (a) Unless otherwise provided as contemplated by Section 2.03(b) with respect to any series of Securities, any Registered Securities of a series shall be issuable without coupons in denominations of $1,000 and any integral multiple of $1,000 and any Bearer Securities of a series shall be issuable, with interest coupons attached, in the denomination of $5,000.

    (b) The term "record date" as used with respect to an interest payment date for any series of Registered Security shall mean such day or days as shall be specified as contemplated by Section 2.03(b); provided, however, that in the absence of any such provisions with respect to any series, such term shall mean (1) the last day of the calendar month next preceding such interest payment date if such interest payment date is the fifteenth day of a calendar month; or (2) the fifteenth day of a calendar month next preceding such interest payment date if such interest payment date is the first day of the calendar month.

         Unless otherwise provided as contemplated by Section 2.03(b) with respect to any series of Securities, the person in whose name any Registered Security is registered at the close of business on the record date with respect to an interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Security upon any registration of transfer or exchange thereof subsequent to such record date and prior to such interest payment date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such interest payment date, such defaulted interest shall be paid to the persons in whose names the Securities are registered on a subsequent record date established by notice given to the extent and in the manner set forth in Section 15.04 by or on behalf of the Company to the holders of Securities of the series in default not less than 15 days preceding such subsequent record date, such record date to be not less than five days preceding the date of payment of such defaulted interest, or in any other lawful manner acceptable to the Trustee.

    (c) Unless otherwise specified by Board Resolution or Company Order for a particular series of the Securities, the principal of, redemption premium, if any, on and interest, if any, on the Securities of any series shall be payable at the office or agency of the Company maintained pursuant to
    Section 4.02 in a Place of Payment for such series, in New York Clearing House funds; provided, however, that, at the option of the Company, payment of interest with respect to a Registered Security may be paid by check mailed to the holders of the Registered

    Securities entitled thereto at their last addresses as they appear on the Security Register.

    SECTION 2.06.  Execution, Authentication, Delivery and
Dating of Securities.

    The Securities shall be signed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents under its corporate seal and attested by its Secretary or one of its Assistant Secretaries. Such signatures may be the manual or facsimile signatures of the current or any future such officers. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. Coupons shall bear the facsimile signature of the Secretary or one of the Assistant Secretaries of the Company or such other officer of the Company as may be specified pursuant to Section 2.03(b). Any Security or coupon may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such officer. Securities and coupons bearing the manual or facsimile signatures of individuals who were, at the actual date of the execution of such Security or coupon, the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities, or the delivery of such coupons, as the case may be, or did not hold such offices at the date of such Securities.

    Upon the execution and delivery of this Indenture, the Company shall deliver to the Trustee an Officers' Certificate as to the incumbency and specimen signatures of officers authorized to execute and deliver the Securities and coupons and give instructions under this Section and, as long as Securities are Outstanding under this Indenture, shall deliver a similar Officers' Certificate each year on the anniversary of the date of the first such Officers' Certificate. The Trustee may conclusively rely on the documents delivered pursuant to this Section (unless revoked by superseding comparable documents) and
Section 2.03 hereof as to the authorization of the Board of Directors of any Securities delivered hereunder, and the form and terms thereof, and as to the authority of the instructing officers referred to in this Section so to act.

    The Trustee shall at any time, and from time to time, authenticate Securities for original issue in an unlimited aggregate principal amount upon receipt by the Trustee of a Company Order; provided, however, that with respect to Securities of a series subject to a Periodic Offering, (a) such Company Order may be delivered to the Trustee prior to the delivery to the Trustee of such Securities for authentication and delivery,
(b) the Trustee shall authenticate and deliver Securities of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount, if any, established for such series, pursuant to a Company Order or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by a Company Order, (c) the maturity date or dates, original issue date or dates, interest rate or rates and any other terms of Securities of such series shall be determined by Company Order or pursuant to such procedures, and
(d) if provided for in such procedures, such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing; and provided further, however, that definitive Euro Securities may only be delivered at an office or agency outside the United States and its possessions in exchange for a portion of a Euro Security in temporary global form of equal aggregate principal amount and series and only if (x) prior to such delivery, the owner of such Euro Security or a financial institution or clearing organization through which the owner holds such Euro Security, directly or indirectly, shall have furnished a certificate in the form set forth in Exhibit A.1 to this Indenture, dated no earlier than 15 days prior to the date on which Euroclear or CEDEL S.A., as the case may be, furnishes to the Common Depositary, in accordance with the procedures established in Section 2.08, a certificate in the form set forth in Exhibit A.2 to this Indenture that relates to all or such portion of such temporary global Security, and (y) the person to whom such certificate is provided does not know or have reason to know that the information contained in such certificate is false. If any Euro Security initially represented by a portion of a temporary global Security is exchanged for a portion of a permanent global Security in equal aggregate principal amount and series, then, for purposes of this Section and Section 2.08, the notation of a beneficial owner's interest therein upon exchange shall be deemed to be delivery of definitive Euro Securities representing such beneficial owner's interest. Except as permitted by Section 2.09, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and cancelled.

    Prior to the issuance of a Security of any new series and any related coupons, and the authentication of such Security by the Trustee, the Trustee shall have received and (subject to Section 7.02) shall be fully protected in relying on:

    (i) The Board Resolution or Officers' Certificate or indenture supplemental hereto establishing the terms and the form of the Securities of that series pursuant to Sections
    2.01 and 2.03;

    (ii) An Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the authentication and delivery of Securities in such form have been complied with;

    (iii) An Opinion of Counsel stating that: (1) the form and terms of such Securities and coupons, if any, have been established by or pursuant to a Board Resolution in conformity with the provisions of this Indenture; (2)
    Securities in such form, when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture, and sold in the manner specified in such Opinion of Counsel, will be valid and legally binding obligations of the Company and enforceable in accordance with their terms, subject to applicable bankruptcy, reorganization, fraudulent conveyance, insolvency, moratorium and other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. (section mark) 1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy; (3) all laws and requirements in respect of the execution and delivery by the Company of the Securities and coupons, if any, have been complied with and that authentication and delivery of the Securities by the Trustee will not violate the terms of the Indenture; and (4) such other matters as the Trustee may reasonably request; provided, however, that with respect to Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to receive such Opinion of Counsel only once at or prior to the time of the first authentication of Securities of such series and that the opinions described in clauses (1) and (2) above may state, respectively, (x) that when certain terms of such Securities and coupons, if any, have been established pursuant to a Board Resolution, Officers' Certificate or an indenture supplemental hereto pursuant to Section 2.03(b) hereof, and when such other terms as are to be established pursuant to procedures set forth in a Company Order shall have been established, all such terms will have been duly authorized by the Company and will have been established in conformity with the provisions of this Indenture; and (y) that Securities in such Series, when (A) executed by the Company,
    (B) completed, authenticated and delivered by the Trustee in accordance with this Indenture, (C) issued and delivered by the Company and (D) paid for, all as contemplated by and in accordance with the Company Order or specified procedures, as the case may be, will have been duly issued under this Indenture and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, reorganization, fraudulent conveyance, insolvency, moratorium and other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies and further subject to 12 U.S.C. (section mark) 1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy.

    With respect to Securities of a series offered in a Periodic Offering, the Trustee may rely, as to the authorization by the Company of any of such Securities, the form and terms thereof and of any coupons and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and other documents delivered pursuant to this Section in connection with the first authentication of Securities of such series unless and until such Opinion of Counsel or other documents have been superseded or revoked. In connection with the authentication and delivery of Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to assume that the Company's instructions to authenticate and deliver such Securities do not violate any rules, regulations or orders of any governmental agency or commission having jurisdiction over the Company.

    Each Registered Security shall be dated the date of its authentication except as otherwise provided by Board Resolution or Officers' Certificate or indenture supplemental hereto; and each Bearer Security shall be dated as of the date of original issuance of the first Security of such series to be issued unless otherwise specified pursuant to Section 2.03(b) hereof.

    The aggregate principal amount of Securities of any series outstanding at any time may not exceed any limit upon the maximum principal amount for such series set forth in or pursuant to the Board Resolution or Officers' Certificate or indenture supplemental hereto delivered pursuant to Section 2.03, except as provided in Section 2.09.

    No Security or coupon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security, or the Security to which such coupon appertains, a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 2.09 together with a written statement stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

    SECTION 2.07.  Exchange and Registration of Transfer of
Securities.

    (a) The Company shall keep, at an office or agency to be designated and maintained by the Company in accordance with
    Section 4.02 (as such, a "Security Registrar"), registry books

    (the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall register Registered Securities and shall register the transfer of Registered Securities of each such series as provided in this Article Two. Such Security Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times such Security Register shall be open for inspection by the Trustee. Upon due presentment for registration of transfer of any Registered Security of a particular series at such office or agency maintained pursuant to Section 4.02 for such purpose in a Place of Payment, the Company shall execute and register and the Trustee shall authenticate and make available for delivery in the name of the transferee or transferees a new Registered Security or Registered Securities of such series of any authorized denominations and for an equal aggregate principal amount and tenor.

    (b) At the option of the holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series of any authorized denominations and of an equal aggregate principal amount and tenor. Registered Securities to be exchanged shall be surrendered at any such office or agency maintained pursuant to Section 4.02 for such purpose in a Place of Payment; and the Company shall execute and register and the Trustee shall authenticate and make available for delivery in exchange therefor the Security or Securities that the securityholder making the exchange shall be entitled to receive. Registered Securities, including Registered Securities received in exchange for Bearer Securities, may not be exchanged for Bearer Securities unless the Company otherwise expressly provides for the issuance, upon such terms and conditions as may be provided with respect to such series, by the Company of Registered Securities of a series that may be exchanged, at the option of the securityholder upon such conditions and limitations as may be specified by the Company, for Bearer Securities of such series.

         At the option of the holder, Bearer Securities of any series may be exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Bearer Securities to be exchanged at any such office or agency, with all unmatured coupons (except as provided below) and with all matured coupons in default appertaining thereto. If the holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any paying agent harmless. If thereafter the holder of such Securities shall surrender to any paying agent any such missing coupon in respect of which such a payment shall have been made, such holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 4.02, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States and its possessions. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in exchange for a Registered Security of the same series and like tenor after the close of business at such office or agency on (i) any record date and before the opening of business at such office or agency on the relevant interest payment date, or (ii) any special record date and before the opening of business at such office or agency on the related proposed date for payment of defaulted interest as set forth in Section 2.05, such Bearer Security shall be surrendered without the coupon relating to such interest payment date or proposed date for payment, as the case may be, and interest or defaulted interest, as the case may be, will not be payable on such interest payment date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the holder of such coupon when due in accordance with the provisions of this Indenture.

         Whenever any Securities are so surrendered for exchange, the Company shall execute and register, and the Trustee shall authenticate and make available for delivery, the Securities which the holder making the exchange is entitled to receive.

    (c) All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

         All Registered Securities presented for registration of transfer or for exchange, redemption or payment, as the case may be, shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee or the Security Registrar duly executed by, the holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any exchange or registration of transfer of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith, other than exchanges pursuant to the terms of this Indenture not involving any transfer.

         The Company shall not be required (1) to issue, to exchange or register the transfer of Securities of any series to be redeemed for a period of 15 days next preceding any selection of such Securities to be redeemed, or (2) to exchange or register the transfer of any Registered Security so selected, called or being called for redemption, except in the case of any such series to be redeemed in part the portion thereof not to be so redeemed, or (3) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of that series and of like tenor, provided that such Registered Security shall be simultaneously surrendered for redemption.

    (d) Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 2.03(b), any permanent global Security shall be exchangeable pursuant to this Section only as provided in this paragraph. If the beneficial owners of interests in a permanent global Security are entitled to exchange such interests for Securities of such series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by Section 2.03(b), then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee or the Security Registrar definitive Securities of that series in aggregate principal amount equal to the principal amount of such permanent global Security executed by the Company. On or after the earliest date on which such interests may be so exchanged, in accordance with instructions given by the Company to the Trustee or the Security Registrar and the Common Depositary or the U.S. Depositary, as the case may be (which instructions shall be in writing), such permanent global Security shall be surrendered from time to time by the Common Depositary or the U.S. Depositary, as the case may be, or such other depositary or Common Depositary or U.S. Depositary, as the case may be, as shall be specified in the Company Order with respect thereto to the Trustee, as the Company's agent for such purpose, or to the Security Registrar, to be exchanged, in whole or in part, for definitive Securities of the same series without charge and the Trustee shall authenticate and make available for delivery in accordance with such instructions, in exchange for each portion of such permanent global Security, a like aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such permanent global Security to be exchanged which (unless the Securities of the series are not issuable both as Bearer Securities and as Registered Securities, in which case the definitive Securities exchanged for the permanent global Security shall be issuable only in the form in which the Securities are issuable, as specified as contemplated by Section 2.03(b)), shall be in the form of Bearer Securities or Registered Securities, or any combination thereof, as shall be specified by the beneficial owner thereof; provided, however, that no such exchanges may occur for a period of 15 days next preceding any selection of Securities of that series and of like tenor for redemption; and provided, further, that no Bearer Security delivered in exchange for a portion of a permanent global security shall be mailed or otherwise delivered to any location in the United States or its possessions. Promptly following any such exchange in part, such permanent global Security should be returned by the Trustee or the Security Registrar to the Common Depositary or the U.S. Depositary, as the case may be, or such other depositary or Common Depositary or U.S. Depositary referred to above in accordance with the instructions of the Company referred to above. If a Registered Security is issued in exchange for any portion of a permanent global Security after the close of business at the office or agency where such exchange occurs on (i) any record date and before the opening of business at such office or agency on the relevant interest payment date, or
    (ii) any special record date and before the opening of business at such office or agency on the related proposed date for payment of defaulted interest as provided in
    Section 2.05, interest or defaulted interest, as the case may be, will not be payable on such interest payment date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such interest payment date or proposed date for payment, as the case may be, only to the person to whom interest in respect of such portion of such permanent global Security is payable in accordance with the provisions of this Indenture.

    SECTION 2.08.  Temporary Securities.

    Pending the preparation of definitive Securities of any series, the Company may execute and the Trustee shall, upon Company Order, authenticate and make available for delivery, temporary Securities of such series (typewritten, printed, lithographed or otherwise produced). Such temporary Securities, in any authorized denominations, shall be substantially in the form of the definitive Securities in lieu of which they are issued, in registered form or, if authorized, in bearer form with one or more or without coupons, in the form approved from time to time by or pursuant to a Board Resolution or Company Order but with such omissions, insertions, substitutions and other variations as may be appropriate for temporary Securities, all as may be determined by the Company, but not inconsistent with the terms of this Indenture or any provision of applicable law. In the case of any series issuable as Bearer Securities, such temporary Securities shall be delivered only in compliance with the conditions set forth in Section 2.06 and may be in global form.

    Except in the case of temporary Securities in global form (which shall be exchanged as hereinafter provided), if temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company maintained pursuant to
Section 4.02 in a Place of Payment for such series for the purpose of exchanges of Securities of such series, without charge to the holder. Upon surrender for cancellation of any one or more temporary Securities of any series (accompanied by any unmatured coupons appertaining thereto), the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like aggregate principal amount of definitive Securities of the same series and of like tenor of authorized denominations; provided, however, that, except as otherwise expressly provided by the Company as contemplated in
Section 2.07(b), no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security; and provided further, however, that a definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in Section 2.06.

    All Euro Securities shall be issued initially in the form of a temporary global Security and any such temporary global Security shall, unless otherwise provided therein, be delivered to the London office of a depositary or common depositary (the "Common Depositary"), for the benefits of Euroclear and CEDEL S.A., for credit to the respective accounts for the beneficial owners of such Securities (or to such other accounts as they may direct).

    Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary global Security of a series (the "Exchange
Date"), the Company shall deliver to the Trustee definitive
Securities of that series, in aggregate principal amount equal to the principal amount of such temporary global Security, executed by the Company. On or after the Exchange Date such temporary global Security shall be presented and surrendered by the Common Depositary to the Trustee, as the Company's agent for such purpose, or to the Security Registrar, to be exchanged, in whole or from time to time in part, for definitive Securities of such series without charge, and the Trustee shall authenticate and make available for delivery, in exchange for each portion of such temporary global Security, a like aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such temporary global Security to be exchanged; provided, however, that, unless otherwise specified in such temporary global Security, upon such presentation by the Common Depositary, such temporary global
Security must be accompanied by a certificate dated the Exchange
Date or a subsequent date and signed by Euroclear as to the portion of such temporary global Security held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date and signed by CEDEL S.A. as to the portion of such temporary global Security held for its account then to be exchanged, each in the form set forth in Exhibit A.2 to this Indenture. The definitive Securities to be delivered in exchange for any such temporary global Security shall be in bearer form, registered form, permanent global bearer form or permanent global registered form, or any combination thereof, as specified as contemplated by Section 2.03(b), and, if any combination thereof is so specified, as requested by the beneficial owner thereof; provided, however, that definitive Securities shall be delivered in exchange for a portion of a temporary global Security only in compliance with the requirements of Section 2.06.

    Unless otherwise specified in such temporary global
Security, the interest of a beneficial owner of Securities of a series in a temporary global Security shall be exchanged for definitive Securities of the same series and of like tenor upon the receipt by Euroclear or CEDEL S.A., as the case may be, after the Exchange Date of a certificate in the form set forth in Exhibit A.1 to this Indenture (whether or not such certificate is delivered in connection with the payment of interest, as hereinafter provided) signed by the owner of the Security or a financial institution or clearing organization through which the owner directly or indirectly holds such Security, and dated no earlier than 15 days prior to the date on which Euroclear or CEDEL S.A., as the case may be, furnishes to the Common Depositary in accordance with the preceding paragraph a certificate in the form set forth in Exhibit A.2 to this Indenture that relates to the interest to be exchanged for definitive Securities. Copies of the certificate in the form set forth in Exhibit A.1 to this Indenture shall be available from the offices of Euroclear and CEDEL S.A., the Trustee, any authenticating agent appointed for such series of Securities and each paying agent. Unless otherwise specified in such temporary global Security, any such exchange shall be made free of charge to the beneficial owners of such temporary global Security, except that a person receiving definitive Securities must bear the cost of insurance, postage, transportation and the like in the event that such person does not take delivery of such definitive Securities in person at the offices of Euroclear or CEDEL S.A. Definitive Securities to be delivered in exchange for any portion of a temporary global Security shall be delivered only outside the United States and its possessions.

    Until exchanged in full as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 2.03(b), interest payable on a temporary global Security on any interest payment date for Securities of such series occurring prior to the exchange of such temporary global Security shall be payable to Euroclear and CEDEL S.A. on such interest payment date upon delivery by Euroclear and CEDEL S.A. to the Trustee or the applicable paying agent of a certificate or certificates in the form set forth in Exhibit A.3 to this Indenture, for credit without further interest on or after such interest payment date to the respective accounts of the persons for whom Euroclear or CEDEL S.A., as the case may be, holds such temporary global Security on such interest payment date and who have each delivered to Euroclear or CEDEL S.A., as the case may be, a certificate in the form set forth in Exhibit
A.1 to this Indenture. If such interest payment date occurs on or after the Exchange Date, Euroclear or CEDEL S.A., as the case may be, following the receipt of such certificate shall exchange, in accordance with the procedures hereinabove provided, the portion of the temporary global Security that relates to such certificate for definitive Securities (which, in the absence of instructions to the contrary, shall be an interest in a permanent global Security). Any interest so received by Euroclear and CEDEL S.A. and not paid as herein provided shall be returned to the Trustee or the applicable paying agent immediately upon the expiration of two years after such interest payment date in order to be repaid to the Company in accordance with Section 12.04.

    The terms and form of the certificates to be delivered hereunder, and procedures established with respect thereto, are intended to ensure that (i) interest payable by the Company on Securities of a series issuable in bearer form is deductible by the Company under Section 163(f) of the Internal Revenue Code of 1986, as may be amended from time to time, or any successor provision and (ii) the Company meets the requirements, if any, established by Euroclear or CEDEL S.A. from time to time, and any such certificates or the procedures with respect thereto may be amended or modified by the Company upon delivery of a Company Order to the Trustee accompanied by an Opinion of Counsel to the effect that the proposed modification or amendment will effect continued compliance by the Company with provisions of such Code or Euroclear or CEDEL S.A., as the case may be.

    Every temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities.

    SECTION 2.09.  Mutilated, Destroyed, Lost or Stolen
Securities and Coupons.

    If any mutilated Security or a Security with a mutilated coupon appertaining thereto is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to the surrendered Security.

    If there shall be delivered to the Company and the Trustee
(i) evidence to their satisfaction of the destruction, loss or theft of any Security or coupon and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security or coupon has been acquired by a bona fide purchaser, the Company shall, subject to the following paragraph, execute and the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains.

    In case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security or coupon; provided, however, that principal of (and premium, if any, on) and any interest on Bearer Securities shall, except as otherwise provided in Section 4.02, be payable only at an office or agency located outside the United States and its possessions.

    Upon the issuance of any new Security under this Section, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

    Every new Security of any series, with any coupons appertaining thereto, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security or in exchange for a Security to which a destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security and any coupons appertaining thereto, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and any such new Security and coupons, if any, shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and their coupons, if any, duly issued hereunder.

    The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

    SECTION 2.10.  Cancellation.

    All Securities surrendered for payment, redemption, exchange or registration of transfer or for credit against any sinking fund payment, as the case may be, and any coupons surrendered for payment, shall, if surrendered to the Company or any agent of the Company or of the Trustee, be delivered to the Trustee. All Registered Securities and matured coupons so delivered shall be promptly cancelled by the Trustee. All Bearer Securities and unmatured coupons so delivered shall be held by the Trustee, and upon instruction by a Company Order, shall be cancelled or held for reissuance. All Bearer Securities and unmatured coupons held by the Trustee pending such cancellation or reissuance shall be deemed to be delivered for cancellation for all purposes of this Indenture and the Securities. The Company may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section except as expressly provided by this Indenture. Any cancelled Securities and coupons held by the Trustee shall be delivered to the Company or disposed of as directed by the Company; provided, however, that the Trustee may, but shall not be required to, destroy such Securities.

    SECTION 2.11.  Book-Entry Only System.

    If specified by the Company pursuant to Section 2.03(b) with respect to Securities represented by a Security in global form, a series of Securities may be issued initially in book-entry only form and, if issued in such form, shall be represented by one or more Securities in global form registered in the name of the U.S. or Common Depositary or other depositary designated with respect thereto. So long as such system of registration is in effect,
(a) Securities of such series so issued in book-entry only form will not be issuable in the form of or exchangeable for Securities in certificated or definitive registered form, (b) the records of the U.S. or Common Depositary or such other depositary will be determinative for all purposes and (c) neither the Company, the Trustee nor any paying agent, Security Registrar or transfer agent for such Securities will have any responsibility or liability for (i) any aspect of the records relating to or payments made on account of owners of beneficial interests in the Securities of such series, (ii) maintaining, supervising or reviewing any records relating to such beneficial interests,
(iii) receipt of notices, voting and requesting or directing the Trustee to take, or not to take, or consenting to, certain actions hereunder, or (iv) the records and procedures of the U.S. or Common Depositary or such other depositary, as the case may be.

                               ARTICLE THREE

                         REDEMPTION OF SECURITIES

    SECTION 3.01.  Redemption of Securities; Applicability of
Section.

    Redemption of Securities of any series as permitted or required by the terms thereof shall be made in accordance with the terms of such Securities as specified pursuant to Section 2.03(b) hereof and this Article; provided, however, that if any provision of any series of Securities shall conflict with any provision of this Section, the provision of such series of Securities shall govern.

    SECTION 3.02.  Notice of Redemption; Selection of
Securities.

    In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of a series of Securities pursuant to Section 3.01, it shall fix a date for redemption. Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company, or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Company or the Trustee, as the case may be, shall give notice of such redemption, in the manner and to the extent set forth in Section 15.04, at least 30 and not more than 60 days prior to the date fixed for a redemption to the holders of such Securities so to be redeemed as a whole or in part. If the Company shall request the Trustee to give any notice of redemption hereunder, it shall make such request at least ten days prior to the designated date for delivering such notice, unless a shorter period is satisfactory to the Trustee.

    Each such notice of redemption shall specify the date fixed for redemption, the redemption price at which such Securities are to be redeemed, the CUSIP numbers of such Securities, if any, the Place of Payment where such Securities, together, in the case of Bearer Securities, with all coupons appertaining thereto, if any, maturing after the date of redemption, are to be surrendered for payment of the redemption prices, that payment will be made upon presentation and surrender of such Securities, that interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue; provided, however, that the Trustee may state, on any such notice of redemption, that no representation is made as to the accuracy of any "CUSIP" number either as printed on any certificates representing such Securities or as contained in such notice and that holders of such Securities shall be entitled to rely only on the other identification numbers printed on such certificates, and any such redemption shall not be affected by any defect in or omission of such numbers. If less than all of a series is to be redeemed, the notice of redemption shall specify the numbers of the

Securities to be redeemed. In case any Security is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to beredeemed and shall state that, upon surrender of such Security, a new Security or Securities of the same series in principal amount equal to the unredeemed portion thereof will be issued.

    On or before the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit in trust with the Trustee or with one or more paying agents an amount of money sufficient to redeem on the redemption date all the Securities or portions of Securities so called for redemption at the appropriate redemption price, together with accrued interest, if any, to the date fixed for redemption. If less than all of a series of Securities is to be redeemed, the Company will give the Trustee adequate written notice at least 45 days in advance (unless a shorter notice shall be satisfactory to the Trustee) as to the aggregate principal amount of Securities to be redeemed.

    If less than all the Securities of a series is to be redeemed, the Trustee shall select, pro rata or by lot or in such other manner as it shall deem appropriate and fair, not more than 60 days prior to the date of redemption, the numbers of such Securities Outstanding not previously called for redemption, to be redeemed in whole or in part. The portions of principal of Securities so selected for partial redemption shall be equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof. The Trustee shall promptly notify the Company of the Securities to be redeemed. If, however, less than all the Securities of a particular series having differing issue dates, interest rates and stated maturities are to be redeemed, the Company in its sole discretion shall select the particular Securities of such series to be redeemed and shall notify the Trustee in writing thereof at least 45 days prior to the relevant redemption date.

    SECTION 3.03.  Payment of Securities Called for Redemption.

    If notice of redemption has been given as above provided, the Securities or portions of Securities with respect to which such notice has been given shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with any interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on such Securities or portions of Securities so called for redemption shall cease to accrue and the coupons, if any, for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. On presentation and surrender of such Securities subject to redemption at the Place of Payment and in the manner specified in such notice, together with all coupons, if any, appertaining thereto and maturing after the date specified in such notice for redemption, such Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided, however, that installments of interest on Bearer Securities whose stated maturity date is on or prior to the date of redemption shall be payable only at an office or agency located outside the United States and its possessions (except as otherwise provided in Section 4.02) and, unless otherwise specified as contemplated by Section 2.03(b), only upon presentation and surrender of coupons for such interest; and provided, further, that unless otherwise specified as contemplated by Section 2.03(b), installments of interest on Registered Securities whose stated maturity date is on or prior to the date of redemption shall be payable to the holders of such Securities, or one or more predecessor Securities, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 2.05. At the option of the Company, payment with respect to Registered Securities may be made by check to the holders of such Registered Securities or other persons entitled thereto against presentation and surrender of such Securities.

    If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the date of redemption, such Security may be paid after deducting from the redemption price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any paying agent harmless. If thereafter the holder of such Security shall surrender to the Trustee or any paying agent any such missing coupon in respect of which a deduction shall have been made from the redemption price, such holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States and its possessions (except as otherwise provided in Section 4.02) and, unless otherwise specified as contemplated by
Section 2.03(b), only upon presentation and surrender of those coupons.

    Any Security (including any coupons appertaining thereto) that is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder thereof or such holder's attorney duly authorized in writing), and upon such presentation, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Security or Securities of the same series, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the principal of the Security so presented. If a temporary global

Security or permanent global Security is so surrendered, such new Security so issued shall be a new temporary global Security or permanent global Security, respectively.

    SECTION 3.04.  Redemption Suspended During Event of Default.

    The Trustee shall not redeem any Securities (unless all Securities then Outstanding are to be redeemed) or commence the giving of any notice or redemption of such Securities during the continuance of any Event of Default known to the Trustee, except that where the giving of notice of redemption of any Securities shall theretofore have been made, the Trustee shall, subject to the provisions of Section 16.04, redeem such Securities, provided funds are deposited with it for such purpose. Subject to the rights of the holders of Senior Indebtedness and except as aforesaid, any moneys theretofore or thereafter received by the Trustee shall, during the continuance of such Event of Default, be held in trust for the benefit of the securityholders and applied in the manner set forth in Section 6.06; provided, however, that in case such Event of Default shall have been waived as provided herein or otherwise cured, such moneys shall thereafter be held and applied in accordance with the provisions of this Article.

                               ARTICLE FOUR

                    PARTICULAR COVENANTS OF THE COMPANY

    SECTION 4.01.  Payment of Principal, Premium and Interest.

    The Company will duly and punctually pay or cause to be paid the principal of (and premium, if any, on) and any interest on each of the Securities of a series at the place, at the respective times and in the manner provided in the terms of the Securities, any coupons appertaining thereto and this Indenture. Unless otherwise specified as contemplated by Section 2.03(b) with respect to any series of Securities, any interest due on and any Additional Amounts payable in respect of Bearer Securities on or before maturity shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature.

    SECTION 4.02.  Offices For Notices and Payments, etc.

    If Securities of a series are issuable only as Registered
Securities, the Company will maintain in each Place of Payment for such series an office or agency where Securities of that series may be presented or surrendered for payment, where
Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. If Securities of a series are issuable as Bearer Securities, the Company will maintain (A) in the Borough of Manhattan, The City of New York (or in such other place or places in the United States as the Company may designate from time to time by Company Order delivered to the Trustee), an office or agency where any Registered Securities of that series may be presented or surrendered for payment, where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange, where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served and where Bearer Securities of that series and related coupons may be presented or surrendered for payment in the circumstances described below (and not otherwise), (B) subject to any laws or regulations applicable thereto, in a Place of Payment for that series which is located outside the United States and its possessions, an office or agency where Securities of that series and related coupons may be presented and surrendered for payment (including payment of any Additional Amounts payable on Securities of that series pursuant to Section 4.08); provided, however, that if the Securities of that series are listed on The
International Stock Exchange of the United Kingdom and the
Republic of Ireland, Limited, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and its possessions and such stock exchange shall so require, the Company will maintain a paying agent for the Securities of that series in London, Luxembourg or any other required city located outside the United States and its possessions, as the case may be, so long as the Securities of that series are listed on such exchange, and (C) subject to any laws or regulations applicable thereto, in a Place of Payment for that series which is located outside the United States and its possessions, an office or agency where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served.

    The Company will give to the Trustee notice of the location of each such office or agency and of any change in the location thereof. In case the Company shall fail to maintain any such office or agency as required, or shall fail to give such notice of the location or of any change in the location thereof, presentations and surrenders of Securities of that series may be made and notices and demands may be served at the principal corporate trust office of the Trustee, except that Bearer Securities of that series and the related coupons may be presented and surrendered for payment (including payment of any Additional Amounts payable on Bearer Securities of that series pursuant to Section 4.08) at any paying agent for such series located outside the United States and its possessions or, if none have been so appointed, then at the London office of the Trustee, and the Company hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands.

    No payment of principal, premium or interest on Bearer Securities shall be made at any office or agency of the Company in the United States or its possessions or by check mailed to any address in the United States or its possessions or by transfer to any account maintained with a financial institution located in the United States or its possessions; provided, however, that, if the Securities of a series are denominated and payable in Dollars, payment of principal of (and premium, if any) and any interest on any Bearer Security (including any Additional Amounts payable on Securities of such series pursuant to Section 4.08) shall be made at the office of the Company's paying agent in the Borough of Manhattan, The City of New York (or in such other place or places in the United States as the Company may designate from time to time by Company Order delivered to the Trustee), if (but only if) payment in Dollars of the full amount of such principal, premium, interest or Additional Amounts, as the case may be, at all offices or agencies outside the United States and its possessions maintained for the purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

    The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee and the holders of any such designation or rescission and of any change in the location of any such other office or agency.

    The Company hereby initially designates the principal corporate trust office of The Bank of New York located at 101 Barclay Street, 21st Floor, New York, New York 10286 as the office of the Company in the Borough of Manhattan, The City of New York, where Registered Securities may be presented for payment, for registration of transfer and for exchange as in this Indenture provided and where notices and demands to or upon the Company in respect of the Securities or of this Indenture may be served.

    SECTION 4.03.  Provisions as to Paying Agent.


    (a) Whenever the Company shall appoint a paying agent other than the Trustee with respect to the Securities of any series, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

         (i) that it will hold sums held by it as such agent for the payment of the principal of (and premium, if any, on) or any interest on the Securities of such series (whether such sums have been paid to it by the Company or by any other obligor on the Securities of such series) in trust for the benefit of the persons entitled thereto until such sums shall be paid to such persons or otherwise disposed of as herein provided and will notify the Trustee of the receipt of sums to be so held,

         (ii) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities of such series) to make any payment of the principal of (or premium, if any, on) or any interest on the Securities of such series when the same shall be due and payable, and

         (iii) that at any time when any such failure has occurred and is continuing, it will, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent.

    (b) Whenever the Company shall have one or more paying agents with respect to a series of Securities, it will, on or prior to each due date of the principal of (and premium, if any, on) or any interest on, any Securities of such series, deposit with a paying agent a sum sufficient to pay the principal (and premium, if any) or any interest so becoming due, such sum to be held in trust for the benefit of the persons entitled to such principal, premium or interest. Unless such paying agent is the Trustee, the Company will promptly notify the Trustee in writing of its action or failure so to act.

    (c) If the Company shall act as its own paying agent with respect to a series of Securities, it will, on or before each due date of the principal of (and premium, if any, on) or any interest on the Securities of such series, set aside, segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay such principal (and premium, if any) or any interest so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided. The Company will promptly notify the Trustee in writing of any failure to take such action.

    (d) Anything in this Section to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid, to the Trustee all sums held in trust for such series by it or any paying agent hereunder as required by this Section, such sums to be held by the Trustee upon the trusts herein contained, and upon such payment by any paying agent to the Trustee, such paying agent shall be released from all further liability with respect to such money.

    (e) Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this

    Section is subject to the provisions of Sections 12.03 and 12.04.

    SECTION 4.04.  Statement as to Compliance.

    The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, commencing with the fiscal year ending in the year during which the first series of Securities is issued hereunder (but in no event more than one year from the issuance of the first series hereunder), a written statement signed by the Chairman of the Board, President or other principal executive officer of the Company and by the Treasurer or other principal financial officer or principal accounting officer of the Company, stating, as to each signer thereof, that


    (a) a review of the activities of the Company during such year and of performance under this Indenture has been made under his supervision, and

    (b) to the best of his knowledge, based on such review, the Company has fulfilled all its obligations under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to him and the nature and status thereof.

    SECTION 4.05.  Corporate Existence.

    Subject to the provisions of Article Eleven, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises and the corporate existence, rights (charter and statutory) and franchises of its subsidiaries; provided, however, that the Company shall not be required to, or to cause any subsidiary to, preserve any right or franchise or to keep in full force and effect the corporate existence of any subsidiary if the Company shall determine that the keeping in existence or preservation thereof is no longer desirable in or consistent with the conduct of the business of the Company.

    SECTION 4.06.  Waiver of Covenants.

    The Company may omit in any particular instance to comply with any covenant or condition set forth herein if before or after the time for such compliance the holders of a majority in principal amount of the Securities of all series affected thereby then Outstanding shall either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

    SECTION 4.07.  Notice of Default.

    The Company shall file with the Trustee written notice of the occurrence of any Event of Default or other Default within five business days of its becoming aware of any such Default or Event of Default.

    SECTION 4.08.  Determination of Additional Amounts.

    If the Securities of a series provide for the payment of Additional Amounts, the Company will pay to the holder of any Security of such series or any coupon appertaining thereto Additional Amounts as provided therein. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or payment of any related coupon or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

    If the Securities of a series provide for the payment of Additional Amounts, at least 10 days prior to the first interest payment date with respect to that series of Securities (or, if the Securities of that series will not bear interest prior to maturity (including any maturity occurring by reason of a call of redemption or otherwise), the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate, the Company will furnish the Trustee and the Company's principal paying agent or paying agents, if other than the Trustee, with an Officers'
Certificate instructing the Trustee and such paying agent or paying agents whether such payment of principal of (and premium, if any, on) or any interest on the Securities of that series shall be made to holders of Securities of that series or any related coupons who are United States Aliens without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of that series. If any such withholding shall be required, then such Officers' Certificate shall specify by country the amount, if any, required to be withheld on such payments to such holders of Securities or coupons and the Company will pay to the Trustee or such paying agent the Additional Amounts required by this Section. The
Company covenants to indemnify the Trustee and any paying agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished pursuant to this Section.

                               ARTICLE FIVE

      SECURITYHOLDER LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

    SECTION 5.01.  Securityholder Lists.

    The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee with respect to Securities of each series Outstanding, (1) semiannually, not later than January 15 and July 15 in each year when any Securities of such series are outstanding, a list, in such form as the Trustee may reasonably require, of all information in the possession or control of the Company as to the names and addresses of the holders of such Registered Securities as of such date, and (2) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list, in such form as the Trustee may reasonably require, of all information in the possession or control of the Company as to the names and addresses of the holders of Registered Securities of a particular series specified by the Trustee as of a date not more than 15 days prior to the time such information is furnished; provided, however, that if and so long as the Trustee shall be the Security Registrar with respect to such series, such list shall not be required to be furnished.

    SECTION 5.02.  Preservation and Disclosure of Lists.


    (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of each series of Securities contained in the most recent list furnished to it as provided in Section
    5.01 or received by the Trustee in its capacity as paying agent or Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

    (b) In case three or more holders of Securities of any series (hereinafter referred to as "applicants") apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Security of such series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Securities of a particular series (in which case the applicants must hold Securities of such series) or with holders of all Securities with respect to their rights under this Indenture or under such Securities and it is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either

         (i)  afford to such applicants access to the
         information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section, or

         (ii) inform such applicants as to the approximate number of holders of Securities of such series or all Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section, and as to the approximate cost of mailing to such securityholders the form of proxy or other communication, if any, specified in such application.

         If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each securityholder of such series or all Securities, as the case may be, whose name and address appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants, and file with the Commission together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of Securities of such series or all Securities, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such securityholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.


    (c) Each and every holder of Securities or coupons, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be deemed to be in violation of any law or shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Securities in accordance with the provisions of subsection
    (b) of this

    Section, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b).

    SECTION 5.03.  Reports by the Company.

    The Company covenants so long as Securities are Outstanding:


    (a) to file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

    (b) to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations; and

    (c) to transmit by mail to all the holders of Registered Securities of each series, in the manner and to the extent provided in Section 5.04(c), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company with respect to each such series pursuant to subsections (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

    SECTION 5.04.  Reports by the Trustee.


    (a) On or about July 15, 1995 and on or before July 15 of each year thereafter, so long as any Securities are Outstanding hereunder the Trustee shall transmit to the securityholders of any series of Securities Outstanding hereunder, as provided in subsection (c) of this Section, a brief report dated as of the preceding May 15, with respect to any of the following events that may have occurred in the previous 12 months (but if no such event has occurred within such period no report need be transmitted):

         (i) any change to its eligibility under Section 7.09, and its qualification under Section 7.08;

         (ii) the creation of or any material change to a relationship specified in paragraphs (i) through (x) of
         Section 7.08(c);

         (iii) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than one-half of one percent of the principal amount of the Securities Outstanding on the date of such report;

         (iv) the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Securities) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in paragraphs (ii), (iii), (iv), or (vi) of Section 7.13(b);

         (v) any change to the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

         (vi) any additional issue of Securities that it has not previously reported; and

         (vii) any action taken by the Trustee in the performance of its duties under this Indenture that it has not previously reported and that in its opinion materially affects the Securities, except action in respect of a default, notice of which has been or is to be withheld by it in accordance with the provisions of
         Section 7.14.

    (b) The Trustee shall transmit to the holders of Securities of any series, as provided in subsection (c) of this Section, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to the provisions of subsection
    (a) of
    this Section (or if no such report has yet been so transmitted, since the date of execution of this Indenture), for the reimbursement of which it claims or may claim a lien or charge prior to that of the Securities of any series on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subsection (b), except that the Trustee for each series shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate ten percent or less of the principal amount of Securities for such series Outstanding at such time, such report to be transmitted within 90 days after such time.

    (c) Reports pursuant to this Section shall be transmitted by mail:

         (i) to all holders of Registered Securities, as the names and addresses of such holders appear in the Security Register;

         (ii) to such holders of Bearer Securities as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and

         (iii) except in the case of reports pursuant to subsection (b) of this Section, to all holders of Securities whose names and addresses are at that time preserved by the Trustee, as provided in 5.02(a).

    (d) A copy of each such report shall, at the time of such transmission to holders of Securities, be filed by the Trustee with each stock exchange upon which the Securities are listed and also with the Commission and the Company. The Company agrees to promptly notify the Trustee when and as the Securities become listed on any stock exchange.

                                ARTICLE SIX

                                 REMEDIES

    SECTION 6.01.  Events of Default.

    The term "Event of Default," whenever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):


    (a) the entry of a decree or order by a court having jurisdiction in the premises for relief in respect of the Company under the Federal Bankruptcy laws, as now constituted or as hereafter amended, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

    (b) the filing by the Company of a petition or answer or consent seeking relief under the Federal Bankruptcy laws, as now constituted or hereafter amended, or the consent by it to the institution of proceedings thereunder or to the filing of any such petition.

    SECTION 6.02.  Acceleration of Maturity, Rescission and
Annulment.

    If an Event of Default occurs and is continuing, then and in every such case the Trustee or the holders of not less than 25 percent in principal amount of the Securities Outstanding may declare the principal (or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the securityholders), and upon any such declaration such principal (or specified amount) shall become immediately due and payable.

    At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the holders of a majority in principal amount of the Securities Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

    (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

         (i) all overdue installments of interest on all Securities,

         (ii) the principal of any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by such Securities,

         (iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate borne by such Securities, and

         (iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and

    (b) all Events of Default have been cured or waived as provided in Section 6.13.

    No such rescission shall affect any subsequent default or impair any right consequent thereon.

    Upon receipt by the Trustee of any such a declaration of acceleration, or rescission and annulment thereof, with respect to Securities of a series all or part of which is represented by a temporary global Security or a permanent global Security, the Trustee shall establish a record date for determining holders of Securities of such series Outstanding entitled to join in such declaration of acceleration, or rescission and annulment, as the case may be, which record date shall be at the close of business on the day the Trustee receives such declaration of acceleration, or rescission and annulment, as the case may be. The holders on such record date, or their duly designated proxies, and only such persons, shall be entitled to join in such declaration of acceleration, or rescission and annulment, as the case may be, whether or not such holders remain holders after such record date, provided that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having been obtained prior to the day which is 90 days after such record date, such declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any holder be cancelled and of no further effect. Nothing in this paragraph shall prevent a holder, or a proxy of a holder, from giving, after expiration of such 90-day period, a new declaration of acceleration, or rescission or annulment thereof, as the case may be, that is identical to a declaration of acceleration, or rescission or annulment thereof, which has been cancelled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 6.02.

    SECTION 6.03.  Collection of Indebtedness and Suits for
Enforcement by Trustee.

    The Company covenants that if:

    (a) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

    (b) default is made in the payment of the principal of any Security at the maturity thereof, including any maturity occurring by reason of a call for redemption or otherwise, or

    (c) the Company defaults in the performance, or breach, of any of its other covenants or agreements in the Security or in this Indenture and such default or breach continues for a period of 90 days after the date on which written notice of such failure, requiring the Company to remedy the same and stating that such notice is a "Notice of Default" hereunder, shall have been given by registered mail to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 25 percent in aggregate principal amount of the Securities at the time Outstanding, the Company will, upon demand of the Trustee, pay to it, for the benefit of the holders of such Securities and any coupons appertaining thereto, the whole amount that shall have become due and payable on such Securities and coupons for principal and interest, with interest upon the overdue principal, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by such Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

    If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceedings to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

    If a default as specified above (a "Default") occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the securityholders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

    Notwithstanding any provision in this Section 6.03 to the contrary, neither the Trustee nor the securityholders shall have the right to accelerate payment of any Securities of any series Outstanding or otherwise to declare such Securities immediately due and payable, except as set forth in Section 6.02 above.

    SECTION 6.04.  Trustee May File Proofs of Claim.

    In the case of the pendency of a receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:


    (a) to file and prove a claim for the whole amount of principal (and premium, if any) and any interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the holders of Securities and coupons allowed in such judicial proceeding; and

    (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator or sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each holder of Securities and coupons to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the holders of Securities and coupons, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section
7.06. To the extent that such payment of reasonable compensation, expenses, disbursements, advances and other amounts out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities and other property which the holders of the Securities and coupons may be entitled to receive in such proceedings, whether in liquidation or under any plan or reorganization or arrangements or otherwise.

    Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder of a Security or a coupon any plan of reorganization, arrangement, adjustment or composition affecting the Securities or coupons or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any holder of a Security or a coupon in any such proceeding.

    SECTION 6.05. Trustee May Enforce Claims Without Possession of Securities or Coupons.

    All rights of action and claims under this Indenture or the Securities or coupons may be prosecuted and enforced by the Trustee without the possession of any of the Securities or coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Securities and coupons in respect of which such judgment has been recovered.

    SECTION 6.06.  Application of Money Collected.

    Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (and premium, if any) or any interest, upon presentation of the Securities or coupons, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST: To the payment of all amounts due the Trustee under Section 7.06;

         SECOND: Subject to Article Sixteen, to the payment of the amounts then due and unpaid for principal of and premium, if any, and any interest on the Securities and coupons, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities and coupons, for principal and premium, if any, and any interest, respectively; and

         THIRD: To the Company or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

    SECTION 6.07.  Limitation on Suits.

    No holder of any Security of any series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:


    (a) such holder has previously given written notice to the Trustee of a continuing Default;

    (b) the holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Default in its own name as Trustee hereunder;

    (c) such holder or holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

    (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceedings; and

    (e) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the holders of a majority in principal amount of the Outstanding
    Securities;

it being understood and intended that no one or more such holders of Securities shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such holders of Securities or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such holders of Securities.

    SECTION 6.08.  Unconditional Right of Securityholders to
Receive Principal, Premium and Interest.

    Notwithstanding any other provision in this Indenture but subject to the provisions of Article Sixteen, the holder of any Security or coupon shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any, on) and (subject to Sections 2.05 and 3.02) any interest on such Security or payment of such coupon on the respective stated maturities expressed in such Security or coupon (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such holder.

    SECTION 6.09.  Restoration of Rights and Remedies.

    If the Trustee or any holder of a Security or coupon has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such holder, then and in every such case the Company, the Trustee and the holders of Securities and coupons shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the holders shall continue as though no such proceeding has been instituted.

    SECTION 6.10.  Rights and Remedies Cumulative.

    Except as provided in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the holders of Securities or coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

    SECTION 6.11.  Delay or Omission Not Waiver.

    No delay or omission of the Trustee or of any holder of any Security or coupon to exercise any right or remedy accruing upon any Default shall impair any such right or remedy or constitute a waiver of any such Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the holders of Securities or coupons may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the holders of Securities or coupons, as the case may be.

    SECTION 6.12.  Control by Securityholders.

    The holders of a majority in principal amount of Outstanding Securities of all series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series, provided that


    (a) such direction shall not be in conflict with any statute or rule of law or with this Indenture,

    (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

    (c) subject to the provisions of Section 7.01, the Trustee need not take any action which it in good faith determines might involve it in personal liability or be unjustly prejudicial to the holders not consenting.

    Upon receipt by the Trustee of any such direction with respect to Securities of a series all or part of which is represented by a temporary global Security or a permanent global
Security, the Trustee shall establish a record date for determining holders of Outstanding Securities of such series entitled to join in such direction, which record date shall be at the close of business on the day the Trustee receives such direction. The holders on such record date, or their duly designated proxies, and only such persons, shall be entitled to join in such direction, whether or not such holders remain holders after such record date, provided that, unless such majority in principal amount shall have been obtained prior to the day which is 90 days after such record date, such direction shall automatically and without further action by any holder be cancelled and of no further effect. Nothing in this paragraph shall prevent a holder, or a proxy of a holder, from giving, after expiration of such 90-day period, a new direction identical to a direction which has been cancelled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 6.12.

    SECTION 6.13.  Waiver of Past Defaults.

    The holders of a majority in principal amount of the Outstanding Securities of all series may, on behalf of the holders of all the Securities and any coupons appertaining thereto, waive any past default hereunder and its consequences, except a default


    (a) in the payment of the principal of (or premium, if any, on) or any interest on any Security, or

    (b) in respect of a covenant or provision hereof that pursuant to Article Ten cannot be modified or amended without the consent of the holder of each Outstanding
    Security affected.

    Upon any such waiver, such default shall cease to exist, and any Default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

    SECTION 6.14.  Undertaking for Costs.

    All parties to this Indenture agree, and each holder of any Security or coupon by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any holder, or group of holders, holding in the aggregate more than ten percent in principal amount of the Outstanding Securities, or to any suit instituted by any holder of any Securities or coupons for the enforcement of the payment of the principal of (or premium, if any, on) or any interest on any Security or the payment of any coupon on or after the respective stated maturities expressed in such Security or coupon (or, in the case of redemption, on or after the redemption date except, in the case of a partial redemption, with respect to the portion not so redeemed).

    SECTION 6.15.  Waiver of Stay or Extension Laws.

    The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                               ARTICLE SEVEN

                          CONCERNING THE TRUSTEE

    SECTION 7.01.  Duties and Responsibilities of Trustee.


    (a) The Trustee, prior to the occurrence of a Default or an Event of Default with respect to a particular series of Securities and after the curing of all Defaults or Events of Default with respect to such series which may have occurred, undertakes to perform such duties and only such duties with respect to such series as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee and in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

    (b) In case a Default or an Event of Default with respect to a particular series of Securities has occurred (which has not been cured), the Trustee shall exercise with respect to such series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

    (c) No provisions of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

         (i) this Section 7.01(c) shall not be construed to limit the effect of Section 7.01(a);

         (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of Securities Outstanding pursuant to Section 6.12 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

    (d) No provision of this Indenture shall be construed as requiring the Trustee to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

    SECTION 7.02.  Reliance on Documents, Opinions, etc.

    Subject to the provisions of Section 7.01:

    (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

    (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or any Assistant Secretary of the Company;

    (c) the Trustee may consult with counsel of its selection and the written advice of such counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

    (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the holders of any Securities or any related coupons pursuant to the provisions of this Indenture, unless such holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

    (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or documents, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

    (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

    (g) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

    SECTION 7.03.  No Responsibility for Recitals, etc.

    The recitals contained herein and in the Securities, other than the Trustee's certificate of authentication, and in any coupons shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or coupons, provided that the Trustee shall not be relieved of its duty to authenticate Securities except as authorized by this Indenture. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

    SECTION 7.04.  Ownership of Securities.

    The Trustee, any authenticating agent, any paying agent, any Security Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and coupons with the same rights, subject to Section 7.08 and Section 7.13, it would have if it were not Trustee, authenticating agent, paying agent, Security Registrar or such other agent of the Company or of the Trustee.

    SECTION 7.05.  Moneys to be Held in Trust.

    Subject to the provisions of Section 12.04 hereof, all moneys received by the Trustee or any paying agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any paying agent shall be under any liability for interest on any moneys received by it hereunder except such as it may agree in writing with the Company to pay thereon.

    SECTION 7.06.  Compensation and Expenses of Trustee.

    The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder as the Company and the Trustee shall from time to time agree in writing (which to the extent permitted by law shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and, except as otherwise expressly provided, the Company will pay or reimburse the Trustee forthwith upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compen-sation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. If any property other than cash shall at any time be subject to the lien of this Indenture, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such lien, shall be entitled, but not required, to make, and to be reimbursed for, advances for the purpose of preserving such property or of discharging tax liens or other prior liens or encumbrances thereon. The Company also covenants to indemnify the Trustee for, and to hold it harmless against, any and all loss, damage, claims, liability or expense, including taxes (other than taxes based upon, measured or determined by, the income of the Trustee) incurred without negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability. The obligations of the Company under this Section shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities.

    When the Trustee incurs expenses or renders services in connection with an Event of Default, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law.

    The provisions of this Section shall survive the termination of this Indenture.

    SECTION 7.07.  Officers' Certificate as Evidence.

    Subject to the provisions of Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

    SECTION 7.08.  Disqualification; Conflicting Interest of
Trustee.


    (a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section, it shall, within 90 days after ascertaining that it has such conflicting interest, and if the default as defined in subsection (c) of this Section to which such conflicting interest relates has not been cured or duly waived or otherwise eliminated before the end of such 90-day period, either eliminate such conflicting interest or, except as otherwise provided below in this Section 7.08, resign in the manner and with the effect specified in this Article Seven, and the Company shall take prompt steps to have a successor appointed in the manner provided herein.

    (b) (i) In the event that the Trustee shall fail to comply with the provisions of subsection (a) of this Section, the Trustee shall, within ten days after the expiration of such 90-day period, transmit notice of such failure, in the manner and to the extent set forth in Section 5.04(c), to all securityholders of the series affected by the conflicting interest.

         (ii) Subject to the provisions of Section 6.14, unless the Trustee's duty to resign is stayed as provided below in this Section, any securityholder who has been a bona fide holder of Securities of any series affected by the conflicting interest for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee, and the appointment of a successor, if such Trustee fails, after written request thereof by such holder to comply with the provisions of subsection (a) of this Section.

    (c) For the purposes of this Section, the Trustee shall be deemed to have a conflicting interest with respect to Securities of a particular series if a default (under the terms of this Indenture, but exclusive of any period of grace or requirement of notice) has occurred with respect to such Securities and

         (i) the Trustee is trustee under this Indenture with respect to the Outstanding Securities of any other series or is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Securities issued under this Indenture; provided, however, that there shall be excluded from the operation of this paragraph (A) this Indenture with respect to Securities of any other series, and (B) any other indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if

              i) this Indenture is, and, if applicable, such other indenture or indentures are, wholly unsecured and rank equally, and such other indenture or indentures are hereafter qualified under the Trust Indenture Act of 1939, as in effect at the time of such qualification, unless the Commission shall have found and declared by order pursuant to subsection (b) of Section 305 or subsection (c) of Section 307 of the Trust Indenture Act of 1939 that differences exist between the provisions of this Indenture with respect to such particular series and (A) one or more other series in this Indenture or (B) the provisions of such other indenture or indentures which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to such particular series and such other series or such other indenture or indentures, or

              ii) the Company shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that trusteeship under this Indenture with respect to such particular series and such other series or under this Indenture and such other indenture or indentures is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to such particular series and such other series or under this Indenture and such other indenture or indentures;

         (ii) the Trustee or any of its directors or executive officers is an underwriter for the Company;

         (iii) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with an underwriter for the Company;

         (iv) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (A) one individual may be a director or an executive officer or both of the Trustee and a director or an executive officer or both of the Company, but may not be at the same time an executive officer of both the Trustee and the Company; (B) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director or an executive officer or both of the Trustee and a director of the Company; and (C) the Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent or depositary, or in any other similar capacity, or, subject to the provisions of paragraph (i) of this subsection (c), to act as trustee, whether under an indenture or otherwise;

         (v) ten percent or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner or executive officer thereof, or 20 percent or more of such voting securities is beneficially owned, collectively, by any two or more of such persons, or ten percent or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

         (vi) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default as hereinafter described in this subsection (A) five percent or more of the voting securities, or ten percent or more of any other class of security, of the Company, not including the Securities issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or
         (B) ten percent or more of any class of security of an underwriter for the Company;

         (vii) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default as hereinafter described in this subsection, five percent or more of the voting securities of any person who, to the knowledge of the Trustee, owns ten percent or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

         (viii) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default as hereinafter described in this subsection, ten percent or more of any class of security of any person who, to the knowledge of the Trustee, owns 50 percent or more of the voting securities of the Company; or

         (ix) the Trustee owns on the date of default of the Securities of such series under this Indenture (but exclusive of any period of grace or requirement of notice) or any anniversary of such default while such default remains outstanding, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25 percent or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (vi), (vii) or
         (viii) of this subsection (c). As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply for a period of not more than two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25 percent of such voting securities or 25 percent of any such class of security. Promptly after the dates of any such default and annually in each succeeding year that the Securities of any series hereunder remain in default, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such dates. If the Company fails to make payment in full of principal of or interest on any of the Securities when and as the same become due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph (ix), all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (vi), (vii) and (viii) of this subsection
         (c); or

         (x) except under the circumstances described in subsections (i), (iii), (iv), (v) or (vi) of
         Section 7.13(b), the Trustee shall be or shall become a creditor of the Company.

    For purposes of paragraph (i) of this subsection (c) and Sections 6.12 and 6.13, the term "series" means a series, class or group of securities issuable under an indenture pursuant to whose terms holders of one such series may vote to direct the trustee, or otherwise take action pursuant to a vote of such holders, separately from the holders of another such series; provided, however, that "series" shall not include any series of securities issuable under an indenture if all such series rank equally and are wholly unsecured.

    The specification of percentages in paragraphs (v) to (ix), inclusive, of this subsection (c) shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (iii) or (vii) of this subsection (c).

    For the purposes of paragraphs (vi), (vii), (viii) and (ix) of this subsection (c) only, (A) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (B) an obligation shall be deemed to be in default when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and (C) the Trustee shall not be deemed to be the owner or holder of (x) any security which it holds as collateral security (as trustee or otherwise) for an obligation which is not in default as defined in clause (B) above, or (y) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or
(iii) any security which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.

    (d)  For the purposes of this Section:

         (i) The term "underwriter" when used with reference to the Company shall mean every person who, within one year prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or has sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

         (ii) The term "director" shall mean any director of a corporation or any individual performing similar functions with respect to any organization whether incorporated or unincorporated.

         (iii) The term "person" shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization or a government or political subdivision thereof. As used in this paragraph, the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

         (iv) The term "voting security" shall mean any security currently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security currently are entitled to vote in the direction or management of the affairs of a person.

         (v) The term "Company" shall mean any obligor upon the Securities of any series.

         (vi) The term "executive officer" shall mean the president, every vice president, every trust officer, the cashier, the secretary and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated but shall not include the chairman of the board of directors.

         (vii) The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:

              i)   A specified percentage of the voting
              securities of the Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a "person" in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

              ii)  A specified percentage of a class of
              securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

              iii) The term "amount," when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.

              iv) The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

                   a)   securities of an issuer held in a
                   sinking fund relating to securities of the issuer of the same class;

                   b) securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

                   c) securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; and

                   d)   securities held in escrow if placed in
                   escrow by the issuer thereof;

              provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

              v) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

    (e) Except in the case of a default in the payment of the principal of or interest on any Securities of any series or any coupon issued hereunder, or in the payment of any sinking or purchase fund installment, the Trustee shall not be required to resign as provided by subsection (c) of this
    Section if the Trustee shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that (i) such default may be cured or waived during a reasonable period and under the procedures described in such application, and (ii) a stay of the Trustee's duty to resign will not be inconsistent with the interests of the holders of the Securities of any such series issued hereunder. The filing of such an application shall automatically stay the performance of the duty to resign until such Commission orders otherwise. Any resignation of the Trustee shall become effective only upon the appointment of a successor trustee and such successor's acceptance of such appointment as provided in this Article.

    (f) If Section 310(b) of the Trust Indenture Act of 1939 is amended at any time after the date of this Indenture to change the circumstances under which a Trustee shall be deemed to have a conflicting interest with respect to the Securities of any series or to change any of the definitions in connection therewith, this Section 7.08 shall be automatically amended to incorporate such changes, unless such changes would cause any Trustee then acting as Trustee hereunder with respect to any Outstanding Securities to be deemed to have a conflicting interest, in which case such changes shall be incorporated herein only to the extent that such changes (i) would not cause the Trustee to be deemed to have a conflicting interest, or (ii) are required by law.

    SECTION 7.09.  Eligibility of Trustee.

    There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States or of any State or Territory thereof or of the District of Columbia, which (a) is authorized under such laws to exercise corporate trust powers, (b) is subject to supervision or examination by Federal, State, Territorial or District of Columbia authority, (c) shall have at all times a combined capital and surplus of not less than $5,000,000 and (d) shall not be the Company or any person directly or indirectly controlling, controlled by, or under common control with the Company or any such obligor. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation at any time shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

    SECTION 7.10.  Resignation or Removal of Trustee.


    (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series by giving written notice of resignation to the Company. Upon receiving such notice of resignation the Company shall promptly appoint a successor trustee with respect to the applicable series by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

    (b)  In case at any time any of the following shall occur:

         (i) the Trustee shall fail to comply with the provisions of subsection (a) of Section 7.08 with respect to any series of Securities after written request therefor by the Company or by any securityholder who has been a bona fide holder of a Security or Securities of such series for at least six months, or

         (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 with respect to any series of Securities and shall fail to resign after written request therefor by the Company or by any such securityholder, or

         (iii) the Trustee shall become incapable of acting with respect to any series of Securities, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee with respect to the applicable series of Securities and appoint a successor trustee with respect to such series by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.14, any securityholder of such series who has been a bona fide holder of a Security or Securities of the applicable series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

    (c) The holders of a majority in aggregate principal amount of the Securities of all series (voting as one class) at the time Outstanding may at any time remove the Trustee with respect to Securities of all series and appoint a successor trustee with respect to the Securities of all series.

    (d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon the appointment of a successor trustee and the acceptance of appointment by the successor trustee as provided in Section 7.11.

    SECTION 7.11.  Acceptance by Successor Trustee.

    Any successor trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the
written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all
the rights and powers of the trustee so ceasing to act.   Upon
request of any such successor trustee, the Company shall execute any and all instruments in writing in order more fully and certainly to vest in and confirm to such successor trustee all such rights and powers. Any trustee, including the initial Trustee, ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 7.06.

    In case of the appointment hereunder of a successor trustee with respect to the Securities of one or more (but not all) series, the Company, the predecessor Trustee and each successor trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such trustee.

    No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be qualified and eligible under the provisions of this Article Seven.

    Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all holders of Securities of any applicable series as the names and addresses of such holders shall appear on the registry books. If the Company fails to mail such notice in the prescribed manner within ten days after the acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be so mailed at the expense of the Company.

    SECTION 7.12.  Successor by Merger, etc.

    Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the

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

Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be qualified and eligible under the provisions of this Article Seven, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

    SECTION 7.13.  Limitations on Rights of Trustee as Creditor.


    (a) Subject to the provisions of subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within three months prior to a default, as defined in subsection
    (c) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the holders of the Securities and the holders of other indenture securities (as defined in subsection
    (c) of this Section):

         (i) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three months' period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (ii) of this subsection or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

         (ii) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three months' period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

    Nothing herein contained, however, shall affect the right of the Trustee:


          (A) to retain for its own account (i) payments made on account of any such claim by any person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States
         Code or applicable State law;

         (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three months' period;

         (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three months' period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default as defined in subsection (c) of this Section would occur within three months; or

         (D) to receive payment on any claims referred to in paragraph (B) or (C), against the release of any property held as security for such claim as provided in such paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

         For the purposes of paragraphs (B), (C) and (D) above, property substituted after the beginning of such three months' period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such preexisting claim.

         If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the securityholders and the holders of other indenture securities in such manner that the Trustee, the securityholders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee, the securityholders and the holders of other indenture securities, dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable State law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceeding for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee, the securityholders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee, the securityholders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

         Any Trustee who has resigned or been removed after the beginning of such three months' period shall be subject to the provisions of this subsection (a) as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three months' period it shall be subject to the provisions of this subsection (a) if and only if the following conditions exist:


         (i) the receipt of property or reduction of claim which would have given rise to the obligation to account, if such Trustee had continued as trustee, occurred after the beginning of such three months' period; and

         (ii) such receipt of property or reduction of claim occurred within three months after such resignation or removal.

    (b) There shall be excluded from the operation of subsection (a) of this Section a creditor relationship arising from:


         (i) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

         (ii) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advance and of the circumstances surrounding the making thereof is given to the securityholders at the time and in the manner provided in this Indenture;

         (iii) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

         (iv)     an indebtedness created as a result of
         services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in subsection (c) of this Section;

         (v) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

         (vi) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances, or obligations which fall within the classification of self-liquidating paper as defined in subsection (c) of this Section.

    (c)  As used in this Section:


         (i) The term "default" shall mean any failure to make payment in full of the principal of (or premium, if any, on) or interest upon any of the Securities or the other indenture securities when and as such principal (or premium, if any) or interest becomes due and payable.

         (ii) The term "other indenture securities" shall mean securities upon which the Company is an obligor (as defined in the Trust Indenture Act of 1939) outstanding under any other indenture (A) under which the Trustee is also trustee, (B) which contains provisions substantially similar to the provisions of subsection
         (a) of this

         Section, and (C) under which a default
         exists at the time of the apportionment of the funds and property held in the special account referred to in such subsection (a).

         (iii) The term "cash transaction" shall mean any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

         (iv) The term "self-liquidating paper" shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purposes of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

         (v) The term "Company" shall mean any obligor upon the Securities.

    SECTION 7.14.  Notice of Default.

    Within 90 days after the occurrence of any default hereunder with respect to Securities of any series, the Trustee shall transmit to all securityholders of such series, in the manner and to the extent provided in Section 15.04, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that except in the case of a default in the payment of the principal of (or premium, if any, on) or any interest on any Security of such series, or, on the payment of any sinking or purchase fund installment, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the securityholders of such series; and provided, further, that in the case of any default of the character specified in clause (c) of Section 6.03 no such notice to securityholders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, a Default or an Event of Default with respect to Securities of such series.

    SECTION 7.15.  Appointment of Authenticating Agent.

    The Trustee may appoint an authenticating agent or agents (which may be an affiliate or affiliates of the Company) with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue or upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.09, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State or Territory thereof or of the District of Columbia, which (a) is authorized under such laws to exercise corporate trust powers or to otherwise act as authenticating agent, (b) is subject to supervision or examination by Federal, State, Territorial or District of Columbia authority, and (c) shall have at all times a combined capital and surplus of not less than $5,000,000. If such authenticating agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such authenticating agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
If at any time an authenticating agent shall cease to be eligible in accordance with the provisions of this Section, such authenticating agent shall resign immediately in the manner and with the effect specified in this Section.

    Any corporation into which an authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such authenticating agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of such authenticating agent, shall continue to be an authenticating agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

    An authenticating agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an authenticating agent by giving written notice thereof to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such authenticating agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor authenticating agent which shall be acceptable to the Company and shall promptly give notice of such appointment to all holders of Securities in the manner and to the extent provided in Section 15.04. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section.

    The Trustee agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 7.06.

    If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

              This is one of the Securities of the series designated therein referred to in the within-mentioned
         Indenture.

                                  THE BANK OF NEW YORK,

                                  as Trustee


                                  By:___________________________

                                  as Authenticating Agent


                                  By:___________________________
                                        Authorized Signatory

    If all of the Securities of a series may not be originally issued at one time, and the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested by the Company in writing, shall appoint in accordance with this Section an authenticating agent (which, if so requested by the Company, shall be such affiliate of the Company) having an office in a Place of Payment designated by the Company with respect to such series of Securities, provided that the terms and conditions of such appointment are acceptable to the Trustee.

                               ARTICLE EIGHT

                      CONCERNING THE SECURITYHOLDERS

    SECTION 8.01.  Action by Securityholders.

    Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Securities of any or all series may take any action (including the making of any demand or request, the giving of any authorization, notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by securityholders in person or by agent or proxy appointed in writing, or (b) if Securities of a series are issuable as Bearer Securities, by the record of the holders of Securities voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of securityholders of such series of Securities duly called and held in accordance with the provisions of Article Nine, or (c) by a combination of such instrument or instruments and any such record of such a meeting of securityholders.

    In determining whether the holders of a specified percentage in aggregate principal amount of the Securities have taken any action (including the making of any demand or request, the giving of any authorization, direction, notice, consent or waiver or the taking of any other action), (i) the principal amount of any Original Issue Discount Security that may be counted in making such determination and that shall be deemed to be outstanding for such purposes shall be equal to the amount of the principal thereof that could be declared to be due and payable upon an Event of Default pursuant to the terms of such Original Issue Discount Security at the time the taking of such of such action is evidenced to the Trustee, and (ii) the principal amount of a Security denominated in a foreign currency or currency unit shall be the U.S. dollar equivalent, determined as of the date of original issuance of such Security in accordance with Section 2.03(b) hereof, of the principal amount of such Security.

    SECTION 8.02.  Proof of Execution by Securityholders.

    Subject to the provisions of Section 7.01, 7.02 and 9.05, proof of the execution of any instrument by a securityholder or its agent or proxy, or of the holding by any person of a Security, shall be sufficient and conclusive in favor of the Trustee and the Company if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.

    The principal amount and serial numbers of Registered Securities held by any person, and the date of holding the same, shall be proved by the Security Register. The principal amount and serial numbers of Bearer Securities held by any person, and the date of holding the same, may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such person had on deposit with such depositary, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, or (2) such Bearer Security is produced to the Trustee by some other person, or (3) such Bearer Security is surrendered in exchange for a Registered Security, or (4) such Bearer Security is no longer Outstanding. The principal amount and serial numbers of Bearer Securities held by any person, and the date of holding the same, may also be provided in any other manner which the Trustee deems sufficient.

    The record of any securityholders' meeting shall be proved in the manner provided in Section 9.06.

    SECTION 8.03.  Who Are Deemed Absolute Owners.

    Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or of the Trustee may deem the person in whose name such Registered Security shall be registered upon the Security Register to be, and may treat him as, the absolute owner of such Registered Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon), for the purpose of receiving payment of or on account of the principal of (and premium, if any, on) and, subject to the provisions of Sections 2.05 and 2.07, any interest on such Security and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

    Title to any Bearer Security and any coupons appertaining thereto shall pass by delivery. The Company, the Trustee and any agent of the Company or of the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon as the owner of such Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Security or coupon be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

    Notwithstanding the foregoing, with respect to any temporary or permanent global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or of the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Common Depositary or a U.S. Depositary, as the case may be, or impair, as between a Common Depositary or a U.S. Depositary and holders of beneficial interests in any temporary or permanent global Security, as the case may be, the operation of customary practices governing the exercise of the rights of the Common Depositary or the U.S. Depositary as holder of such temporary or permanent global Security.

    SECTION 8.04.  Company-Owned Securities Disregarded.

    In determining whether the holders of the required aggregate principal amount of Securities Outstanding have provided any request, demand, authorization, direction, notice, consent or waiver under this Indenture, Securities which are owned by the Company or any other obligor on the Securities, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities, shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Securities and that the pledgee is not the Company or any other obligor on the Securities or a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

    SECTION 8.05.  Revocation Of Consents; Future
Securityholders Bound.

    At any time prior to the taking of any action by the holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any holder of a Security, the identifying number of which is shown by the evidence to be included in the Securities the holders of which have consented to such action, may, by filing written notice with the Trustee at its principal corporate trust office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Security and of any Security issued upon registration of transfer of or in exchange or substitution therefor in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, irrespective of whether or not any notation in regard thereto is made upon such Security. Any action taken by the holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Securities.

    SECTION 8.06.  Record Date.

    The Company may, but shall not be obligated to, set a record date for purposes of determining the identity of holders of Securities of any series entitled to vote or consent to any action by vote or consent or to otherwise take any action under this Indenture authorized or permitted by Section 6.12 or Section
6.13 or otherwise under this Indenture. Such record shall be the later of the date 20 days prior to the first solicitation of such consent or vote or other action or the date of the most recent list of holders of such Securities delivered to the principal corporate trust office of the Trustee pursuant to Section 5.01 prior to such solicitation. If such a record date is fixed, those persons who were holders of such Securities at the close of business on such record date shall be entitled to vote or consent or take such other action, or to revoke any such action, whether or not such persons continue to be holders after such record date, and for that purpose the Outstanding Securities shall be computed as of such record date.

                               ARTICLE NINE

                         SECURITYHOLDERS' MEETINGS

    SECTION 9.01.  Purposes of Meeting.

    A meeting of holders of any or all series of Securities may be called at any time and from time to time pursuant to the provisions of this Article for any of the following purposes:


    (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive any default hereunder and its consequences, or to take any other action authorized to be taken by securityholders pursuant to any of the provisions of Article Six;

    (b) to remove the Trustee and appoint a successor trustee pursuant to the provisions of Article Seven;

    (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of
    Section 10.02; or

    (d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Securities of any or all series, as the case may be, under any other provision of this Indenture or under applicable law.

    SECTION 9.02.  Call of Meeting by Trustee.

    The Trustee may at any time call a meeting of securityholders of any or all series to take any action specified in Section 9.01, to be held at such time and at such place in the Borough of Manhattan, The City of New York, or in London, England, as the Trustee shall determine. Notice of every meeting of the securityholders of any or all series, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in the manner provided in Section 15.04 not less than 20 nor more than 180 days prior to the date fixed for the meeting.

    SECTION 9.03.  Call of Meetings by Company or
Securityholders.

    In case at any time the Company, pursuant to a Board Resolution, or the holders of at least ten percent in aggregate principal amount of the Securities of any or all series, as the case may be, then Outstanding, shall have requested the Trustee to call a meeting of securityholders of any or all series to take any action authorized in Section 9.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have provided notice of such meeting in the manner provided in Section 15.04 within 30 days after receipt of such request, then the Company or the holders of such Securities in the amount above specified may determine the time and the place in said Borough of Manhattan, The City of New York, or in London, for such meeting and may call such meeting by giving notice thereof as provided in Section 9.02.

    SECTION 9.04.  Qualifications for Voting.

    To be entitled to vote at any meeting of securityholders, a person shall be a holder of one or more Securities of such series Outstanding with respect to which a meeting is being held or a person appointed by an instrument in writing as proxy by such a holder or holders. The only persons who shall be entitled to be present or to speak at any meeting of the securityholders of any series shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

    SECTION 9.05.  Regulations.

    Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of securityholders of a series, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors

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

of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Article Eight and the appointment of any proxy shall be proved in the manner specified in Article Eight or by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Article Eight to certify to the holding of Bearer Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Article Eight or other proof.

    The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by securityholders as provided in
Section 9.03, in which case the Company or the securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.

    Subject to the provisions of Sections 8.01 and 8.04, at any meeting each securityholder or proxy shall be entitled to one vote for each $1,000 (or the U.S. Dollar equivalent thereof in connection with Securities issued in a foreign currency or currency unit) Outstanding principal amount of Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote except as a securityholder or proxy. Any meeting of securityholders duly called pursuant to the provisions of Section 9.02 or 9.03 may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

    SECTION 9.06.  Voting.

    The vote upon any resolution submitted to any meeting of securityholders shall be by written ballot on which shall be subscribed the signatures of the securityholders or proxies and on which shall be inscribed the identifying number or numbers or to which shall be attached a list of identifying numbers of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in
Section 9.02. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

    Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                ARTICLE TEN

                          SUPPLEMENTAL INDENTURES

    SECTION 10.01.  Supplemental Indentures without Consent of
Holders.

    Without the consent of any holders of Securities or coupons, the Company, when authorized by or pursuant to Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof) for one or more of the following purposes:


    (a) to evidence the succession of another corporation to the Company, or successive successions, pursuant to Article Eleven hereof, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company herein and in the Securities;

    (b) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as its Board of Directors and the Trustee shall consider to be for the protection of the holders of Securities, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth, with such period of grace, if any, and subject to such conditions as such supplemental indenture may provide;

    (c) to add to or change any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Securities, to permit Bearer
    Securities to be issued in exchange for Registered
    Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of Securities in uncertificated form, provided that any such action shall not adversely affect the interests of the holders of Securities of any series or any related coupons in any material respect;

    (d) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act of 1939, or under any similar Federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act of 1939, excluding however, the provisions referred to in
    Section 316(a)(2) of the Trust Indenture Act of 1939 or any corresponding provision in any similar Federal statute hereafter enacted;

    (e) to modify, eliminate or add to any of the provisions of this Indenture, provided that any such change or elimination
    (i) shall become effective only when there is no Security of any series Outstanding and created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision or (ii) shall not apply to any Security Outstanding;

    (f) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to surrender any right or power herein conferred upon the Company; or to make such other provisions in regard to matters or questions arising under this Indenture as shall not be inconsistent with any provision of this Indenture or adversely affect in any material respect the interests of the holders of the Securities or any related coupons, including provisions necessary or desirable to provide for or facilitate the administration of the trusts hereunder; and

    (g) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more series and to add or change any provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to Section 7.11.

    The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects the Trustee's own rights, duties

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

or immunities under this Indenture or otherwise.
No supplemental indenture shall be effective as against the Trustee unless and until the Trustee has duly executed and delivered the same.

    SECTION 10.02.  Supplemental Indentures with Consent of
Holders.

    With the consent (evidenced as provided in Section 8.01) of the holders of not less than 66 2/3% in aggregate principal amount of the Securities of all series at the time Outstanding affected by such supplemental indenture (voting as one class), the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities of each such series and any related coupons under this Indenture; provided, however, that no such supplemental indenture shall (1) extend the fixed maturity of any Securities, or reduce the principal amount thereof or premium, if any, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each Security so affected, or (2) reduce the aforesaid percentage of Securities, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all Securities then Outstanding.

    Upon the request of the Company, accompanied by a copy of a Board Resolution certified by the Secretary or an Assistant Secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of securityholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

    It shall not be necessary for the consent of the securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

    Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company shall provide notice, in the manner and to the extent provided in Section 15.04, setting forth in general terms the substance of such supplemental indenture, to all holders of Securities of each series so affected. Any failure of the Company so to provide such notice, or any defect therein, shall not,

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

however, in any way impair or affect the validity of any such supplemental indenture.

    SECTION 10.03. Compliance with Trust Indenture Act; Effect of Supplemental Indentures.

    Any supplemental indenture executed pursuant to the provisions of this Article Ten shall comply with the Trust Indenture Act of 1939, as then in effect. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Ten and subject to the provisions in any supplemental indenture relating to the prospective application of such instrument, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Securities theretofore or thereafter authenticated and delivered hereunder and of any coupons appertaining thereto shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

    The Trustee, subject to the provisions of Sections 7.01 and 7.02, may receive an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the provisions of this Article Ten.

    SECTION 10.04.  Notation on Securities.

    Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Ten may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. New Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered, without charge to the securityholders, in exchange for the Securities of such series then Outstanding.

                              ARTICLE ELEVEN

                 CONSOLIDATION, MERGER, SALE OR CONVEYANCE

    SECTION 11.01.  Company May Consolidate, etc., on Certain
Terms.

    The Company covenants that it will not merge into or consolidate with any other corporation or sell or convey all or substantially all of its assets to any person, firm or corporation, unless (1) either the Company shall be the continu-ing corporation, or the successor corporation (if other than the Company) shall be a corporation organized and existing under the laws of the United States of America or a state thereof or the District of Columbia and such corporation shall expressly assume the due and punctual payment of the principal of (and premium, if any, on) and any interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (2) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

    SECTION 11.02.  Successor Corporation Substituted.

    In case of any such consolidation, merger, sale or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for, and may exercise every right and power of, the Company, with the same effect as if it had been named herein as the party of the first part. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall make available for delivery any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution thereof.

    In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

    SECTION 11.03.  Opinion of Counsel to be Given Trustee.

    The Trustee, subject to the provisions of Sections 7.01 and 7.02, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption, complies with the provisions of this Article Eleven.

                              ARTICLE TWELVE

         SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

    SECTION 12.01.  Discharge of Indenture; Certificate of
Satisfaction.

    If at any time

    (a) the Company shall have delivered to the Trustee for cancellation all Securities of any series theretofore authenticated and all coupons, if any, appertaining thereto (other than (i) coupons appertaining to Bearer Securities surrendered for exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 2.07,
    (ii) Securities and coupons which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.09, (iii) coupons appertaining to Securities called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in Section 3.03, and (iv) Securities and coupons for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.03), or

    (b) all such Securities of such series and, in the case of
    (i) or (ii) below, any coupons appertaining thereto not theretofore delivered to the Trustee for cancellation (i) shall have become due and payable, or (ii) are by their terms to become due and payable within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company in the case of (i),
    (ii) or (iii) above shall deposit or cause to be deposited with the Trustee as trust funds the entire amount (other than moneys repaid by the Trustee or any paying agent to the Company in accordance with Section 12.04) sufficient to pay at maturity or upon redemption all Securities of such series and coupons not theretofore delivered to the Trustee for cancellation, including principal (and premium, if any) and any interest due or to become due to such date of maturity or date fixed for redemption, as the case may be; and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company with respect to such series, then this Indenture shall cease to be of further effect with respect to the Securities of such series, and the Trustee, on demand of and at the cost and expense of the Company and subject to Section 15.05, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to the Securities of such series. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Securities of such series. Notwithstanding the satisfaction and discharge of this Indenture with respect to the Securities of any series or of all series, the obligations of the Company under Section 7.06 shall survive.

    The Company will deliver to the Trustee an Officers'
Certificate and an Opinion of Counsel which together shall state that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

    SECTION 12.02.  Deposited Moneys to be Held in Trust by
Trustee.

    Subject to the provisions of the last paragraph of Section 4.03, all moneys deposited with the Trustee pursuant to Section
12.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company acting as its own paying agent), to the persons entitled thereto, of all sums due and to become due thereon for principal and interest (and premium, if any) for which payment of such money has been deposited with the Trustee.

    SECTION 12.03.  Paying Agent to Repay Moneys Held.

    In connection with the satisfaction and discharge of this Indenture with respect to Securities of any series and the payment of all amounts due to the Trustee under Section 7.06, all moneys with respect to such Securities then held by any paying agent under the provisions of this Indenture shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

    SECTION 12.04.  Return of Unclaimed Moneys.

    Any moneys deposited with or paid to the Trustee or any paying agent for the payment of the principal of (and premium, if any, on) or interest on any Security and not applied but remaining unclaimed for two years after the date upon which such principal (and premium, if any) or interest shall have become due and payable, shall be repaid to the Company by the Trustee or such paying agent on demand, and the holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for any payment which such holder may be entitled to collect and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease.

                             ARTICLE THIRTEEN

      IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

    SECTION 13.01.  Indenture and Securities Solely Corporate
Obligations.

    No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security or coupon, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities or coupons by the holders thereof and as part of the consideration for the issue of the Securities.

                             ARTICLE FOURTEEN

                    DEFEASANCE AND COVENANT DEFEASANCE

    SECTION 14.01.  Applicability of Article.

    Unless, as specified pursuant to Section 2.03(b), provision is made that either or both of (a) defeasance of the Securities of a series under Section 14.02 and (b) covenant defeasance of the Securities of a series under Section 14.03 shall not apply to the Securities of a series, then the provisions of such Section
14.02 and Section 14.03, together with Sections 14.04 and 14.05, shall be applicable to the Outstanding Securities of all series upon compliance with the conditions set forth below in this Article Fourteen.

    SECTION 14.02.  Defeasance and Discharge.

    Subject to Section 14.05, the Company may cause itself to be discharged from its obligations with respect to the Outstanding
Securities of any series on and after the date the conditions precedent set forth below are satisfied but subject to satisfaction of the conditions subsequent set forth below
(hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding
Securities of such series and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of holders of Outstanding Securities of such series to receive, solely from the trust fund described in Section 14.04 and as more fully set forth in such Section, payments of the principal of and any premium and interest on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 2.07, 2.08, 2.09, 4.02 and 4.03 and such obligations as shall be ancillary thereto, (C) the rights, powers, trusts, duties, immunities and other provisions in respect of the Trustee hereunder and (D) this Article Fourteen.
Subject to compliance with this Article Fourteen, defeasance with respect to Securities of a series by the Company is permitted under this Section 14.02 notwithstanding the prior exercise of its rights under Section 14.03 with respect to the Securities of such series. Following a defeasance, payment of the Securities of such series may not be accelerated because of an Event of Default.

    SECTION 14.03.  Covenant Defeasance.

    The Company may cause itself to be released from its obligations under any Sections applicable to Securities of a series that are determined pursuant to Section 2.03(b) to be subject to this provision with respect to the Outstanding Securities of such series on and after the date the conditions precedent set forth below are satisfied but subject to satisfaction of the conditions subsequent set forth below (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities of such series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

    SECTION 14.04.  Conditions to Defeasance or Covenant
Defeasance.

    The following shall be the conditions precedent or, as specifically noted below, subsequent to application of either
Section 14.02 or Section 14.03 to the Outstanding Securities of such series:

    (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, (i) the principal of and any premium and interest on the Outstanding Securities of such series to maturity or redemption, as the case may be, and
    (ii) any mandatory sinking fund payments or analogous payments applicable to the Outstanding Securities of such series on the due dates thereof. Before such a deposit the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date or dates in accordance with Article Three which shall be given effect in applying the foregoing. For this purpose, "U.S.
    Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank
    (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt;

    (2) No Default, or event which after notice or lapse of time, or both, would become a Default with respect to the Securities of such series, shall have happened and be continuing (A) on the date of such deposit or (B) insofar as subsections 6.01(a) and (b) are concerned, at any time during the period ending on the 123rd day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the Company in respect of such deposit (it being understood that the condition in this clause (B) is a condition subsequent and shall not be deemed satisfied until the expiration of such period);

    (3) Such defeasance or covenant defeasance shall not (A) cause the Trustee for the Securities of such series to have a conflicting interest as defined in Section 7.08 or for purposes of the Trust Indenture Act of 1939 with respect to any securities of the Company or (B) result in the trust arising from such deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

    (4) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

    (5) Such defeasance or covenant defeasance shall not cause any Securities of such series then listed on any registered national securities exchange under the Exchange Act to be delisted;

    (6) In the case of a defeasance under Section 14.02, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the Outstanding Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

    (7) In the case of covenant defeasance under Section 14.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders of the Outstanding Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

    (8) Such defeasance or covenant defeasance shall be effected in compliance with any additional terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 2.03(b); and

    (9) The Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent and subsequent provided for in this Indenture relating to either the defeasance under Section 14.02 or the covenant defeasance under Section 14.03, as the case may be, have been complied with.

    SECTION 14.05.  Deposited Money and U.S. Government
Obligations to be Held in Trust; Other Miscellaneous Provisions.

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

    All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section
14.04 in respect of the Outstanding Securities of such series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any paying agent (but not including the Company acting as its own paying agent) as the Trustee may determine, to the holders of such Securities of all sums due and to become due thereon in respect of principal and any premium and interest, but such money need not be segregated from other funds except to the extent required by law.

    The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or U.S. Government Obligations deposited pursuant to Section
14.04 or the principal and interest received in respect thereof.

    Anything herein to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 14.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, provided that the Trustee shall not be required to liquidate any U.S. Government Obligations in order to comply with the provisions of this paragraph.

    Anything herein to the contrary notwithstanding, if and to the extent the deposited money or U.S. Government Obligations (or the proceeds thereof) either (i) cannot be applied by the Trustee in accordance with this Section because of a court order or by operation of Article Sixteen or (ii) are for any reason insufficient in amount, then the Company's obligations to pay principal of and any premium and interest on the Securities of such series shall be reinstated to the extent necessary to cover the deficiency on any due date for payment. In any such case, the Company's interest in the deposited money and U.S. Government Obligations (and proceeds thereof) shall be reinstated to the extent the Company's payment obligations are reinstated.

                              ARTICLE FIFTEEN

                         MISCELLANEOUS PROVISIONS

    SECTION 15.01. Benefits of Indenture Restricted to Parties and Securityholders.

    Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and assigns and the holders of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and assigns and of the holders of the Securities.

    SECTION 15.02.  Provisions Binding on Company's Successors.

    All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Company shall bind its successors and assigns, whether so expressed or not.

    SECTION 15.03.  Notices, etc., to Company and Trustee.

    Any notice or demand which by any provisions of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Securities to or on the Company may be given or served by being deposited postage prepaid first class mail in a post office letter box addressed (until another address is filed by the Company with the Trustee), as follows:
NationsBank Corporation, NationsBank Corporate Center, Charlotte, North Carolina 28255-0065, Attention: Treasurer. Any notice, direction, request or demand by any securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the principal corporate trust office of the Trustee as set forth in Section 4.02.

    SECTION 15.04.  Notice to Holders of Securities; Waiver.

    Except as otherwise expressly provided herein, where this Indenture provides for notice of holders of Securities of any event,

         (1) such notice shall be sufficiently given to holders of Registered Securities if in writing and mailed, first-class postage prepaid, to each holder of a Registered Security affected by such event, at the address of such holder as it appears in the Security Register, not earlier than the earliest date, and not later than the latest date, prescribed for the giving of such notice; and

         (2) such notice shall be sufficiently given to holders of Bearer Securities if published in an Authorized Newspaper in The City of New York and in such other city or cities as may be specified in such Securities on a Business Day at least twice, the first such publication to be not earlier than the earliest date, and not later than the latest date, prescribed for the giving of such notice.

    In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to holders of Registered Securities by mail, then such notification as shall be made with the approval of the Trustee shall constitute sufficient notice to such holders for every purpose hereunder. In any case where notice to holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular holder of a Registered Security shall affect the sufficiency of such notice with respect to other holders of Registered Securities or the sufficiency of any notice to holders of Bearer Securities given as provided herein.

    In case by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to holders of Bearer Securities as provided above, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice to such holders for every purpose hereunder. Neither the failure to give notice by publication to holders of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of any notice to holders of Registered Securities given as provided herein.

    Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

    Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

    SECTION 15.05.  Evidence of Compliance with Conditions
Precedent.

    Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

    Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture (other than certificates provided pursuant to Section 4.04) shall include (1)

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

a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

    SECTION 15.06.  Legal Holidays.

    In any case where the date of maturity of interest on or principal of the Securities or the date fixed for redemption of any Securities shall be a Saturday or Sunday or a legal holiday in New York, New York or Charlotte, North Carolina or in such other place or places as the Company may designate pursuant to
Section 4.02, or a day on which banking institutions in New York, New York or Charlotte, North Carolina or in such other place or places are authorized by law or required by executive order to close, then payment of interest or principal (and premium, if any) need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

    SECTION 15.07.  Trust Indenture Act to Control.

    If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included in this Indenture by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

    SECTION 15.08.  Execution in Counterparts.

    This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

    SECTION 15.09.  Governing Law.

    This Indenture and each Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State.

    SECTION 15.10.  Separability Clause.

    In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                              ARTICLE SIXTEEN

                        SUBORDINATION OF SECURITIES

    SECTION 16.01.  Securities Subordinate to Senior
Indebtedness.

    The Company, for itself, its successors and assigns, covenants and agrees, and each holder of Securities of each series, by his acceptance thereof, likewise covenants and agrees, that anything in this Indenture or the Securities of any series notwithstanding, all Securities of every series issued hereunder shall be subordinated and subject, to the extent and in the manner herein set forth, in right of payment to the prior payment in full of all Senior Indebtedness. The provisions of this Article are made for the benefit of all holders of Senior Indebtedness, and any such holder may proceed to enforce such provisions.

    SECTION 16.02. Payment Over of Proceeds Upon Dissolution, etc.

    No payment on account of principal of (and premium, if any, on) or interest on the Securities shall be made, and no Securities shall be purchased, either directly or indirectly, by the Company or any of its subsidiaries, if any default or event of default with respect to any Senior Indebtedness, which permits or with the giving of notice or passage of time or both would permit the holders thereof (or a trustee on their behalf) to accelerate the maturity thereof, shall have occurred and be continuing and the Company and the Trustee shall have received written notice thereof from the holders of at least ten percent in principal amount of any kind or category of any Senior Indebtedness (or the representative or representatives of such holders) or the Trustee shall have received written notice thereof from the Company.

    In the event that any Security is declared due and payable before the date specified therein as the fixed date on which the principal thereof is due and payable pursuant to Article Six, or upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of (and premium, if any, on) and interest due or to become due upon all Senior Indebtedness shall first be paid in full before the securityholders, or the Trustee, shall be entitled to retain any assets (other than shares of stock of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated, at least to the same extent as the Securities, to the payment of all Senior Indebtedness which may at the time be outstanding, provided that the rights of the holders of the Senior Indebtedness are not altered by such reorganization or readjustment) so paid or distributed in respect of the Securities (for principal or interest); and upon such dissolution or winding up or liquidation or reorganization any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than shares of stock of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated, at least to the same extent as the Securities, to the payment of all Senior Indebtedness which may at the time be outstanding, provided that the rights of the holders of the Senior Indebtedness are not altered by such reorganization or readjustment), to which the securityholders or the Trustee would be entitled, except for the provisions of this Section, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the securityholders or the Trustee if received by them or it, directly to the holders of Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of Senior Indebtedness held by such holder) or their representatives, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the securityholders or to the Trustee.

    No holders of Senior Indebtedness shall be prejudiced in their right to enforce subordination of the Securities by any act or failure to act on the part of the Company.

    Subject to the payment in full of all Senior Indebtedness, the securityholders shall be subrogated (equally and ratably with the holders of all indebtedness of the Company which, by its express terms, ranks on a parity with the Securities and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions on the Senior Indebtedness pursuant to this Section shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior
Indebtedness, and no payments or distributions to the Trustee or the holders of the Securities of assets by virtue of the subrogation herein provided for shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Securities, be deemed to be a payment to or on account of the Securities. The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the holders of the Securities, on the one hand, and the holders of Senior Indebtedness, on the other hand, and nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair the obligation of the Company, which is unconditional and absolute, to pay the principal of (and premium, if any on) and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company otherwise payable or delivered to the Trustee or such securityholder upon the exercise of any such remedy.

    Upon any payment or distribution pursuant to this Section, the Trustee and the securityholders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in this Section are pending, and the Trustee, subject to the provisions of
Section 7.01, and the securityholders shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making such payment or distribution delivered to the Trustee or to the securityholders for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section. In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Section, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, as to the extent to which such person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such person under this Section, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

    Nothing contained in this Article or elsewhere in this Indenture, or in any of the Securities, shall prevent (a) the application by the Trustee or any paying agent of any moneys deposited with it hereunder to the payment of or on account of the principal of (and premium, if any, on) or any interest on Securities if, at the time of such deposit (provided that the time of such deposit was not more than ten days prior to the time of such payment), such payment would not have been prohibited by the foregoing provisions of this Section, or (b) any payment by the Company or the Trustee to the securityholders of moneys in connection with a redemption of Securities if (1) notice of such redemption has been given to the holders of the Securities to be redeemed pursuant to Article Three hereof prior to the receipt by the Trustee of the written notice referred to in Section 16.04 and (2) such notice of redemption is given not earlier than 60 days before the date fixed for redemption.

    SECTION 16.03.  Trustee to Effectuate Subordination.

    The holder of each Security by his acceptance thereof authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination as provided in this Article and appoints the Trustee as attorney-in-fact for any and all such purposes.

    SECTION 16.04.  Trustee Not Charged with Knowledge of
Prohibition.

    The Company shall provide prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of any series of the Securities; provided, however, that failure to give such notice shall not affect the subordination of the Securities to any Senior Indebtedness. Notwithstanding the provisions of this Article or any other provision of this Indenture, but subject to the provisions of Section 7.01, neither the Trustee nor any paying agent shall be charged with knowledge of the existence of any Senior Indebtedness, or of any default in the payment of the principal of (or premium, if any, on) or interest on any Senior Indebtedness, or of any facts which would prohibit the making of any payment of moneys to or by the Trustee or any such paying agent, unless and until the Trustee or such paying agent shall have received written notice thereof from the Company or the holders of at least ten percent in principal amount of any kind or category of any Senior Indebtedness or the representative or representatives of such holders (certified by the Company or otherwise established to the reasonable satisfaction of the Trustee or such paying agent to be such holders or representatives); nor shall the Trustee or any such paying agent be charged with knowledge of the curing or waiving of any such default or of the elimination of the act or condition preventing any such payment unless and until the Trustee or such paying agent shall have received an Officers' Certificate to such effect, and prior to the receipt of any such writing the Trustee shall be entitled to assume that no such facts exist and that no such cure or waiver has occurred; provided, however, that, if not less than three business days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), the Trustee or such paying agent shall not have received with respect to such moneys the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Trustee or such paying agent shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it on or after such date.

    SECTION 16.05.  Rights of Trustee as Holder of Senior
Indebtedness.

    The Trustee shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Section 7.13, or elsewhere in this Indenture, shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.06.

    SECTION 16.06.  Trustee Not Fiduciary for Holders of Senior
Indebtedness.

    The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to securityholders or the Company or any other person moneys or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise. With respect to any holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article Sixteen and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

    SECTION 16.07.  Article Applicable to Paying Agents.

    In case at any time any paying agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context shall otherwise require) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article in addition to or in place of the Trustee; provided, however, that Sections 16.04,
16.05 and 16.06 shall not apply to the Company if it acts as paying agent.

    The Trustee, by its execution of this Indenture, hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

    IN WITNESS WHEREOF, NATIONSBANK CORPORATION has caused this Indenture to be signed and acknowledged by its Chairman of the Board or its President or one of its Vice Presidents, and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or an Assistant Secretary; and THE BANK OF NEW YORK has caused this Indenture to be signed and acknowledged by one of its Assistant Vice Presidents, and its corporate seal to be affixed hereunto, and the same to be attested by one of its Assistant Vice Presidents, all as of the day and year first above written.

                                     NATIONSBANK CORPORATION


Attest:
                                     By /s/       JOHN E. MACK
                                     Senior Vice President
/s/      MARY-ANN LUCAS

[CORPORATE SEAL]
                                     THE BANK OF NEW YORK

Attest:
                                        By /s/     MARY JANE MORRISSEY
                                       Assistant Vice President
/s/     ROBERT F. MCINTYRE
Assistant Vice President

[CORPORATE SEAL]

STATE OF NORTH CAROLINA
COUNTY OF MECKLENBURG

    On the 31st day of January, 1995, before me personally came John E. Mack, to me known, who, being by me duly sworn, did depose and say that he resides at Charlotte, North Carolina; that he is an Senior Vice President of NationsBank Corporation, one of the parties described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the board of directors of said corporation, and that he signed his name thereto by like authority.


                       /s/      MELVA HANNA
                                       Notary Public
10-27-95
[NOTARIAL SEAL]

STATE OF NEW YORK
COUNTY OF     NEW YORK

    On the 30th day of January, 1995, before me personally came Mary Jane Morrissey, to me known, who, being by me duly sworn, did depose and say that he resides at 101 Barclay Street, NY, NY; that he is an Assistant Vice President of The Bank of New York, one of the parties described in and which executed the above instrument;
that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the board of directors of said corporation, and that he signed his name thereto by like authority.


                       /s/
                                  Notary Public

[NOTARIAL SEAL]

                                 EXHIBIT A

                         [FORMS OF CERTIFICATION]

                                EXHIBIT A.1

                    [FORM OF CERTIFICATE TO BE GIVEN BY
              PERSON ENTITLED TO RECEIVE (1) BEARER SECURITY,
         (2) SECURITY INITIALLY REPRESENTED BY A TEMPORARY GLOBAL
         SECURITY OR (3) INTEREST ON A TEMPORARY GLOBAL SECURITY]

                                CERTIFICATE

                  [Insert title or sufficient description
                              of Securities]

    This is to certify that the above-captioned Securities are being acquired by or on behalf of, (or for offer to resell or for resale to), and if this certificate is being delivered in connection with a payment of interest, were beneficially owned by or on behalf of, (a) a person (other than a financial institution for purposes of resale during the restricted period) who is not a United States person; or (b) a United States person (other than a financial institution for purposes of resale during the restricted period) who is (i) a foreign branch of a United States financial institution or (ii) a United States person acquiring such Securities through the foreign branch of a United States financial institution and who for purposes of this certification holds such Securities through such financial institution on the date hereof, and, in the case of either (i) or (ii), such United States financial institution has agreed, for the benefit of the Company, to comply with the requirements of Section 165(j)(3)(A),
(B) or (C) of the Internal Revenue Code of 1986, as from time to time amended, and the regulations thereunder; or (c) a financial institution for purposes of resale during the restricted period and such financial institution has not acquired such Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions. If the undersigned is a clearing organization, the undersigned has obtained a similar certificate from its member organizations on which this certificate is based; provided, however, that if the undersigned has actual knowledge that the information contained in such a certificate is false (and, absent documentary evidence that the beneficial owner of such Security is not a United States person, it will be deemed to have actual knowledge that such certificate is false if it has a United States address for such beneficial owner, other than a financial institution described above), the undersigned will not deliver a Security in temporary or definitive bearer form to the person who signed such certificate notwithstanding the delivery of such certificate to the undersigned.

    As used herein, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the

United States and an estate or trust the income of which is subject to United States Federal income taxation regardless of its source, "United States" means the United States of America (including the States and the District of Columbia), "possessions" of the United States include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and Northern Mariana Islands, "restricted period" means the period described in Section 1.163-5(c)(2)(i)(D)(7) of the Treasury Regulations and "financial institution" means the persons described in Section 1.165-12(c)(1)(v) of the Treasury Regulations.

    We undertake to advise you by telex if the above statement as to beneficial ownership is not correct on the date of delivery of the above-captioned Securities or on the interest payment date with respect to the above-captioned Securities, as the case may be, as to all of such Securities.

    We understand that this certificate may be required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated: _____________, 19__
[To be dated on or after
______________, 19__ (the date
determined as provided in the
Indenture)]

                                       [Name of Person Entitled
                                       to Receive Bearer
                                       Security or Interest]

                                       ________________________
                                       (Authorized Signatory)
                                       Name:____________________
                                       Title:___________________

                                EXHIBIT A.2

               [FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR
        AND CEDEL S.A. IN CONNECTION WITH THE EXCHANGE OF A PORTION
                      OF A TEMPORARY GLOBAL SECURITY]

                                CERTIFICATE

                  [Insert title or sufficient description
                      of Securities to be delivered]

    This is to certify that, based on certificates we have received from each of the persons appearing in our records as persons entitled to a portion of ___________ principal amount of the above-captioned Securities (our "Qualified Account Holders") substantially in the form set out in Exhibit A.1 to the Indenture relating to the above-captioned Securities, such principal amount of Securities (a) is owned by a person (other than a financial institution for purposes of resale during the restricted period) who is not a United States person; (b) is owned by a United States person (other than a financial institution for purposes of resale during the restricted period) who is (i) a foreign branch of a United States financial institution or (ii) a United States person who acquired such Securities through the foreign branch of a United States financial institution and who for purposes of this certification holds such Securities through such financial institution on the date hereof and, in either case, such United States financial institution has agreed, for the benefit of the Company, to comply with the requirements of Section 165(j)(3)(A),
(B) or (C) of the Internal Revenue Code of 1986, as from time to time amended, and the regulations thereunder; or (c) is owned by a financial institution for purposes of resale during the restricted period and such financial institution has certified that it has not acquired such Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

    To the extent that we have knowledge that any of such certificates from a Qualified Account Holder is false and to the extent that we have not received with respect to any Securities such certificates from Qualified Account Holders, we are not submitting for exchange any portion of the temporary global Security attributable thereto.

    We further certify that as of the date hereof we have not received any notification from any of our Qualified Account Holders to the effect that the statements made by such Qualified Account Holders with respect to any portion of the part submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

    As used herein, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States and an estate or trust the income of which is subject to United States Federal income taxation regardless of its source, "United States" means the United States of America (including the States and the District of Columbia), "possessions" of the United States include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and Northern Mariana Islands, "restricted period" means the period described in Section 1.163-5(c)(2)(i)(D)(7) of the Treasury Regulations and "financial institution" means the persons described in Section 1.165-12(c)(l)(v) of the Treasury Regulations.

    We understand that this certificate is required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.



Dated: _________________, 19___
[To be dated no earlier than the
Exchange Date]

                        [Morgan Guaranty Trust
                        Company of New York, Brussels
                        Office, as Operator of the
                        Euroclear System]
                        [Cedel S.A.]



                        By: ________________________________

                                EXHIBIT A.3

               [FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR
                    AND CEDEL S.A. TO OBTAIN INTEREST]

                                CERTIFICATE

          [Insert title or sufficient description of Securities]

    This is to certify that interest payable on the interest payment date[s] on [insert date(s)] will be paid with respect to _____ principal amount of the above-captioned Securities with respect to which we have received from the persons appearing in our records as being entitled to interest payable on such date (our "Qualified Account Holders") certificates substantially in the form set out in Exhibit A.1 to the Indenture relating to the above-captioned Securities that such Securities (a) are owned by a person (other than a financial institution for purposes of resale during the restricted period) who is not a United States person; (b) are owned by a United States person (other than a financial institution for purposes of resale during the restricted period) who is (i) a foreign branch of a United States financial institution or (ii) a United States person who acquired such Securities through the foreign branch of a United States financial institution and who for purposes of this certification holds such Securities through such financial institution on the date hereof and, in either case, such United States financial institution has agreed, for the benefit of the Company, to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as from time to time amended, and the regulations thereunder; or (c) are owned by a financial institution for purposes of resale during the restricted period and such financial institution has certified that it has not acquired such Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

    To the extent that we have knowledge that any of such certificates from a Qualified Account Holder is false and to the extent that we have not received with respect to any Securities such certificates from Qualified Account Holders, we are not requesting that payment be made for interest with respect thereto.

    We further certify that as of the date hereof we have not received any notification from any of our Qualified Account Holders to the effect that the statements made by such Qualified Account Holders with respect to any interest payment on any portion of the principal amount of the Securities referred to above are no longer true and cannot be relied upon as of the date hereof.

    We undertake that any interest received by us and not paid as provided above shall be returned to the Trustee for the above-captioned Securities immediately prior to the expiration of two years after such interest payment date in order to be repaid by such Trustee to the above issuer at the end of two years after such interest payment date.

    As used herein, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States and an estate or trust the income of which is subject to United States Federal income taxation regardless of its source, "United States" means the United States of America (including the States and the District of Columbia), "possessions" of the United States include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and Northern Mariana Islands, "restricted period" means the period described in Section 1.163-5(c)(2)(i)(D)(7) of the Treasury Regulations and "financial institution" means the persons described in Section 1.165-12(c)(l)(v) of the Treasury Regulations.

    We understand that this certificate is required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.



Dated: _________________, 19___
[To be dated on or after the
most recent relevant interest
payment date]

                        [Morgan Guaranty Trust
                        Company of New York, Brussels
                        Office, as Operator of the
                        Euroclear System]
                        [Cedel S.A.]



                        By: ________________________________